As filed with the Securities and Exchange
Commission on January 25, 2005                      Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                -----------------

                               SEALIFE CORPORATION
                 (Name of Small Business Issuer in its Charter)

        DELAWARE                         3999                    34-1444240
(State or Jurisdiction of     (Primary Standard Industrial     (I.R.S Employer
     Incorporation             Classification Code Number)   Identification No.)
    or Organization)

                                5601 WEST SLAUSON
                              CULVER CITY, CA 90293
                                  (310)338-9757
          (Address and Telephone Number of Principal Executive Offices)

                                5601 WEST SLAUSON
                              CULVER CITY, CA 90293
     (Address of Principal Place of Business or intended Place of Business)

                    ROBERT MCCASLIN, CHIEF EXECUTIVE OFFICER
                               SEALIFE CORPORATION
                                5601 WEST SLAUSON
                              CULVER CITY, CA 90293
                                  (310)338-9757

                                    Copy to:

                             V. JOSEPH STUBBS, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                            ENCINO, CALIFORNIA 91436
                                 (818) 444-4500
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                            PROPOSED     PROPOSED
                                             MAXIMUM      MAXIMUM
 TITLE OF EACH CLASS                        OFFERING     AGGREGATE    AMOUNT OF
    OF SECURITIES            AMOUNT TO BE    PRICE       OFFERING   REGISTRATION
 TO BE REGISTERED            REGISTERED(1) PER UNIT(2)   PRICE(2)       FEE
--------------------------   ------------  ----------  -----------  -----------
Common Stock, par value
   $.0001 per share.......   5,000,000(3)  $  0.31     $ 1,550,000  $   182.44
--------------------------   ------------  ----------  -----------  -----------
Common stock, par value
   $.0001 per share.......   1,600,000(4)  $  0.31     $   496,000  $    58.38
--------------------------   ------------  ----------  -----------  -----------
    TOTAL.................                             $ 2,046,000  $   240.81
================================================================================

(1) In the event of a stock split, stock dividend, or other similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on January 18, 2005.
(3) The securities being registered may at various times be issued by the Registrant at indeterminate prices, with the price per share to be not less than $1.00 or the equivalent thereof in one or more currencies.
(4) Represents shares underlying consulting agreements, 986,500 of which were issued upon execution of such agreements.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  Subject to Completion, Dated January 25, 2005

                               SEALIFE CORPORATION

                                6,600,000 Shares
                                  Common Stock
                                   ----------


         This prospectus relates, in part, to the offer and sale from time to time of up to 1,600,000 shares of our common stock that are held by, or may be held by, the shareholders named in the "Selling Shareholders" section of this prospectus. The prices at which the Selling Shareholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The Selling Shareholders whose shares are being registered will bear all selling and other expenses.

         This prospectus also relates to up to 5,000,000 shares of our common stock which we may sell from time to time in one or more offerings. We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest.
This prospectus may not be used by us to offer and sell securities unless accompanied by a prospectus supplement. The offer and sale by us of the securities described in this prospectus and any prospectus supplement is not related to the offer and sale by the Selling Shareholders of their shares of our common stock.

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "SLIF." On January 18, 2005, the last reported sales price of the common stock on the Over-The-Counter Bulletin Board was $0.31 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                ----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER WE NOR THE SELLING SHAREHOLDERS MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                ----------------

                   The date of this prospectus is ___________

                                TABLE OF CONTENTS

                                PAGE                                        PAGE
                                ----                                        ----

Prospectus Summary............   3     Executive Compensation............    31
Risk Factors..................   7     Principal and Selling Shareholders    35
Forward-looking Statements....   16    Related Party Transactions........    37
Use of Proceeds...............   17    Description of Capital Stock......    38
Market for Common Equity and           Plan of Distribution..............    41
   Related Stockholder Matters   17    Legal Matters.....................    44
Business......................   18    Experts...........................    44
Management's Discussion and            Where You Can Find
   Analysis of Financial                  More Information...............    44
   Condition and Results of            Index to Consolidated Financial
   Operations.................   24       Statements.....................    F-1
Management....................   29


                             ABOUT THIS PROSPECTUS

         This prospectus is part of a Registration Statement on Form SB-2 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell up to 5,000,000 shares of common stock from time to time in one or more offerings, and the Selling Shareholders (as defined in this prospectus) may sell up to 1,600,000 million shares of common stock from time to time. This prospectus provides you with a general description of the securities that may be offered. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

         You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone to provide information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale our common stock.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. REFERENCES IN THIS PROSPECTUS TO "SEALIFE CORPORATION," "SEALIFE," "WE," "OUR" AND "US" REFER TO SEALIFE CORPORATION AND OUR CONSOLIDATED SUBSIDIARIES.

                                    OVERVIEW

         We develop, market and supply eco-friendly products that can solve complex environmental problems with simple natural solutions. Our products utilize "probiotic" technologies (the positive use of microorganisms) to help clean environmental damage that occurs in the marine, agricultural and remediation markets. We have just recently emerged from our status as a development company and begun distribution of our marine product, SeaLife 1000(TM) and our agricultural products, NuLagoon(TM) and Soil ResQ(TM).

     In anticipation of our intended growth and the introduction of additional products to the market in the near future, we have implemented a corporate structure whereby each market is served by a separately operated subsidiary or division. Our marine products business is operated by our indirect wholly-owned subsidiary, SeaLife Marine Products, Inc. Our agricultural products business is operated by our indirect wholly-owned subsidiary, ProTerra Technologies, Inc. Our remediation product business is operated as a division. We also plan on establishing a research and development division that will focus on the testing and development of existing and new products for each of our subsidiaries and divisions provided sufficient capital can be obtained to fund such a division.

                                   OUR HISTORY

INCORPORATION

         We were formed as a Delaware corporation in 1984 under the name Fraser Realty Group. We operated as a real estate investment trust until 1990, when our then current management was unable to secure additional financing or find other means of obtaining needed cash to permit us to meet our obligations. As a result, we ceased operations and remained inactive until December 2002.

ACQUISITION OF NEVADA CORPORATION

         On December 17, 2002, pursuant to an Exchange Agreement dated June 30, 2002, we acquired all of the issued and outstanding shares of SeaLife Corp., a Nevada Corporation ("SeaLife Nevada"), in exchange for a substantial majority of the shares of our common stock (the "Acquisition"). Our then current stockholders retained their 274,554 shares of common stock which were issued and outstanding prior to the consummation of the Acquisition. Concurrent with the Acquisition, we changed our name from Integrated Enterprises, Inc. (which was our name at the time) to SeaLife Corporation, our then current directors and officers resigned, and the directors and officers of SeaLife Nevada became our directors and officers. Also concurrent with the Acquisition, we effected a 15-to-1 reverse stock split.

         The Acquisition resulted in our change of control, with the stockholders of SeaLife Nevada acquiring a substantial majority of our common stock immediately following the closing of the Acquisition. Therefore, the Acquisition was accounted for as a reverse merger, pursuant to which the accounting basis of SeaLife Nevada continued unchanged subsequent to the closing of the Acquisition. Accordingly, the pre-Acquisition financial statements of SeaLife Nevada now represent our historical financial statements.

         Sealife Nevada was organized in April of 2002 to acquire, develop and market certain proprietary products invented by Gael Himmah, our Chief Consulting Scientist. At the time of the Acquisition, SeaLife Nevada owned all of the outstanding stock of Division G, Inc., a Nevada corporation ("Division G"), SeaLife Marine Products, Inc., a California corporation ("SeaLife Marine"), and Proterra Technologies, Inc., a California corporation ("Proterra").

As a result of the Acquisition, we became the parent and sole shareholder of SeaLife Nevada, and through SeaLife Nevada, the indirect parent and sole shareholder of Division G, SeaLife Marine and Proterra.

CHANGE IN FISCAL YEAR

         On August 27, 2004, we changed our fiscal year end from May 31 to December 31, as reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2004.

                OVERVIEW OF FINANCIAL CONDITION AND GOING CONCERN

         Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not purport to represent the realizable or settlement values. We incurred a net loss of $1,807,055 and $687,359 during our fiscal years ended May 31, 2004 and May 31, 2003, respectively. We had a stockholders' deficiency of $3,109,197 and $2,509,140 at September 30, 2004 and May 31, 2004,
respectively. In addition, we are still emerging from our development stage and will require additional capital to fund our business plan. We continue to develop our products and engage in marketing activities, and are actively seeking distribution channels, but have not generated significant revenues from our planned principal operations. These factors create substantial doubt about our ability to continue as a going concern.

         Our independent certified public accountants, in their independent auditors' report on the consolidated financial statements as of and for the year ended May 31, 2004, have expressed substantial doubt about our ability to continue as a going concern.

         During our fiscal year ending December 31, 2005, we intend to raise capital through the issuance of debt or equity securities, including pursuant to this prospectus and any applicable prospectus supplement, to fund the development of our planned business operations. There can be no assurances that we will be able to obtain sufficient funds to allow us to continue our operations through 2005.

         To the extent that we are unable to successfully raise the capital necessary to fund our future cash requirements on a timely basis and under acceptable terms and conditions, we will not have sufficient cash resources to maintain operations, and may have to curtail operations and consider a formal or informal restructuring or reorganization.

                                    ABOUT US

         The address of our principal executive office is 5601 West Slauson, Culver City, California 90293, and our telephone number is (310)338-9757.

                                  THE OFFERING

         This offering relates, in part, to the sale of our common stock by certain persons who are, or are beneficially deemed to be, our stockholders. Brokers Unlimited, Inc. ("BUI"), and certain of its principals, intend to sell up to 1,386,500 shares of our common stock, 786,500 of which were received from us pursuant to the terms of our consulting agreement with BUI, and up to 613,500 of which may be issued in the future pursuant to such agreement. Michael Sahl, also a Selling Shareholder, intends to sell up to 200,000 of shares of our common stock which were received from us pursuant to the terms of our consulting agreement with Mr. Sahl.

         We entered into a consulting agreement, effective November 22, 2004, with BUI (the "BUI Agreement") to provide certain sales and marketing services for our products. The BUI Agreement obligates us to issue to BUI and certain of its principals, shares of our common stock as consideration for BUI's services. Pursuant to the Agreement we have:

         o Filed this registration statement with respect to all shares of our common stock issued to BUI pursuant to the BUI Agreement, including those shares that may be issued from time to time to BUI or certain of its principals pursuant to the terms thereof, which shares BUI, certain of its principals, or their assignees may offer to resell to the public using this prospectus.

         o Issued 786,500 shares of our common stock to BUI and certain of its principals for past services rendered pursuant to the terms thereof; and

         o Agreed to issue to BUI and certain of its principals, on the last day of each month during the 7-month term of the BUI Agreement, that number of shares of our common stock having an aggregate value, calculated as the volume weighted average trading price per share of our common stock, as quoted on the Over-the-Counter Bulletin Board, for the twenty (20) consecutive trading days immediately preceding the date of issuance of such shares, of $14,375.00, as consideration for ongoing services to us.

         We entered into a consulting agreement, effective November 22, 2004, with Michael Sahl (the "Sahl Agreement"). The Sahl Agreement obligates us to issue shares of our common stock to Mr. Sahl as consideration for his services. Pursuant to the Agreement we have:

         o Filed this registration statement with respect to all shares of our common stock issued to Mr. Sahl pursuant to the Sahl Agreement, which shares Mr. Sahl or his assignees may offer to resell to the public using this prospectus; and

         o Agreed to issue 200,000 shares of our common stock to Mr. Sahl in exchange for his commitment to render services pursuant to the terms of the Sahl Agreement.

         This offering also relates to the offer and sale by us of up to 5,000,000 shares of common stock from time to time at a price not less than $1.00 per share.

Common stock offered by Selling
   Shareholders.................    Up to 1,600,000 shares

Common stock offered by us......    Up to 5,000,000 shares

Offering Price at which common
   stock may be offered
   by the Selling Shareholders..    Market Price

Offering Price at which common
   stock may be offered
   by us from time to time......    Market Price, but in no event less
                                    than $1.00 per share

Common stock outstanding
   before this offering.........    17,249,947 shares

Common stock to be outstanding
   after this offering..........    Up to 23,849,947 shares

Use of proceeds.................    We will not receive any of the proceeds from
                                    the sale of  shares of our  common  stock by
                                    the Selling Shareholders.  Proceeds from the
                                    sale of common  stock by us will be used for
                                    general  working  capital and other purposes
                                    as we may set forth from time to time in any
                                    prospectus    supplement.    See   "Use   of
                                    Proceeds."

OTC Bulletin Board symbol.......    SLIF

Risk Factors....................    See "Risk Factors" beginning on page 4 for a
                                    discussion   of  factors   that  you  should
                                    consider   carefully   before   deciding  to
                                    purchase our common stock.


         In the table above, the number of shares to be outstanding after this offering is based on 17,249,947 shares outstanding as of January 11, 2005.

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

                          RISK RELATED TO OUR BUSINESS

OUR AUDITORS HAVE A GOING CONCERN QUALIFICATION IN THEIR OPINION CONTAINED IN OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         As a result of our substantial historical operating losses, limited revenues and working capital and our capital needs, our auditors have added a going concern qualification (explanatory paragraph) in their report contained in our audited consolidated financial statements for the year ended May 31, 2004 which raises substantial doubt about our ability to continue as a going concern. While we have relied principally in the past on external financing and the payment of equity as direct compensation for services to provide liquidity and capital resources for our operations, we can provide no assurances that cash generated from operations together with cash received in the future from external financing, including pursuant to this prospectus and an applicable prospectus supplement, if any, will be sufficient to enable us to continue as a going concern.

         Additionally, we can provide no assurances that service providers, such as our lawyers, and other consultants, previously willing to accept our common stock as direct compensation for their services will continue to find that form of compensation acceptable. If these service providers refuse to accept our equity as compensation, and we are unable to generate adequate cash to sustain operations or to obtain enough cash from future financing, including pursuant to this prospectus and an applicable prospectus supplement, we will not be able to continue as a going concern.

WE HAVE INCURRED SUBSTANTIAL LOSSES FROM INCEPTION WHILE REALIZING LIMITED REVENUES AND WE MAY NEVER GENERATE SUBSTANTIAL REVENUES OR BE PROFITABLE IN THE FUTURE.

         For each fiscal year since our acquisition of SeaLife Nevada in 2002, we have generated net losses and we have accumulated losses totaling approximately $3,109,197 as of September 30, 2004. We have only recently emerged from our development stage operations and have historically generated limited revenues. We can provide no assurances that our operations will generate substantial revenues or be profitable in the future. We have just recently introduced some of our products into the marketplace and have shipped small quantities to our distributors.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND IT MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL; INABILITY TO OBTAIN ANY NEEDED ADDITIONAL CAPITAL ON FAVORABLE TERMS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         We estimate that we may need to raise up to $5 million of additional capital over the next 12 to 15 months to support our operations, meet competitive pressures and/or respond to unanticipated requirements during and beyond that period. While there are no definitive arrangements with respect to sources of additional financing, management is optimistic that these funds can be raised through public and/or private offerings of our common stock, including pursuant to this prospectus and an applicable prospectus supplement.

         While we have set forth a minimum sale price pursuant to which we will sell our common stock, or other equity securities, pursuant to this prospectus and an applicable prospectus supplement, we cannot assure you that additional financing will be completed on other commercially reasonable terms, if at all. The inability to obtain additional financing, when needed or on favorable terms, including pursuant to this prospectus and an applicable prospectus supplement, could materially adversely affect our business, results of operations and financial condition and could cause us to curtail or cease operations.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

         We have a very limited operating history, and have very little revenue to date. We cannot forecast with any degree of certainty whether any of our products or services will ever generate meaningful revenue or the amount of revenue to be generated by any of our products or services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

         o        our ability to attract new and repeat customers;

         o our ability to keep current with the evolving requirements of our target market;

         o        our ability to protect our proprietary technology;

         o the ability of our competitors to offer new or enhanced products or services;

         o our ability to sell products during different parts of the calendar year where the use of our products by consumers is less likely; and

         o        unanticipated   delays  or  cost  increases  with  respect  to
                  research and development.

         Because of these and other factors, we believe comparisons of our results of operations for our fiscal years ending May 31, 2003 and May 31, 2004, and the four month periods ending September 30, 2003 and September 30, 2004, are not good indicators of our future performance. If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

WE EXPECT OUR BUSINESS TO BE SEASONAL WHICH MEANS THAT WE ANTICIPATE HAVING LESS REVENUE DURING CERTAIN PORTIONS OF THE YEAR.

         The practical application of our products, both in the case of SeaLife Marine paint products and Proterra agriculture products, requires warmer weather conditions with little to no precipitation. As a result, management expects our business to be seasonal, with sales and earnings being relatively higher during the outdoor season (such as the spring and summer seasons) and lower during the indoor season (such as the fall and winter seasons). Accordingly, we may show lower revenues during portions of the year which could correspondingly adversely affect the price of our common stock.

OUR SUCCESS DEPENDS IN PART ON OUR SUCCESSFUL DEVELOPMENT AND SALE OF PRODUCTS CURRENTLY IN THE RESEARCH AND DEVELOPMENT STAGE.

         Many of our product candidates are still in the research and development stage. The successful development of new products is uncertain and subject to a number of significant risks. Potential products that appear to be promising at early states of development may not reach the market for a number of reasons, including but not limited to, the cost and time of development. Potential products may be found to be ineffective or cause harmful side effects, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale or be uneconomical or fail to achieve market acceptance. Additionally, our proprietary products may not be commercially available for a number of years, if at all.

         There can be no assurance that any of our products in development will be successfully developed or that we will achieve significant revenues from such products even if they are successfully developed. Our success is dependent upon our ability to develop and market our products on a timely basis. There can be no assurance that we will be successful in developing or marketing such products, or taking advantage of the perceived demand for such products. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete.

WE WILL RELY IN PART ON INTERNATIONAL SALES, WHICH ARE SUBJECT TO ADDITIONAL RISKS.

         International sales may account for a significant portion of our revenues. International sales can be subject to many inherent risks that are difficult or impossible for us to predict or control, including:

         o        unexpected changes in regulatory requirements and tariffs;

         o        difficulties  and costs  associated with staffing and managing
                  foreign    operations,     including    foreign    distributor
                  relationships;

         o        longer  accounts  receivable   collection  cycles  in  certain
                  foreign countries; adverse economic or political changes;

         o        unexpected changes in regulatory requirements;

         o more limited protection for intellectual property in some countries;

         o changes in our international distribution network and direct sales force;

         o potential trade restrictions, exchange controls and import and export licensing requirements;

         o        problems in collecting accounts receivable; and

         o        potentially   adverse  tax  consequences  of  overlapping  tax
                  structure.

FAILURE TO ADEQUATELY EXPAND TO ADDRESS EXPANDING MARKET OPPORTUNITIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

         We anticipate that a significant expansion of operations will be required to address potential market opportunities. There can be no assurances that we will expand our operations in a timely or sufficiently large manner to capitalize on these market opportunities. The anticipated substantial growth is expected to place a significant strain on our managerial, operational and financial resources and systems. While management believes it must implement, improve and effectively use our operational, management, research and development, marketing, financial and employee training systems to manage anticipated substantial growth, there can be no assurances that these practices will be successful.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND MAY BE EXPOSED TO INFRINGEMENT CLAIMS FROM THIRD PARTIES.

         The technologies upon which our products are based are protected only by laws governing the protection of trade secrets. Our success will depend in part on our ability to preserve our trade secrets and to operate without infringing on the proprietary rights of third parties. There can be no assurance that others will not independently develop similar technologies, duplicate our technologies or design around our technologies.

         We do not believe that any of our technology infringes on the patent rights of third parties. However, there can be no assurance that certain aspects of our technology will not be challenged by the holders of patents or that we will not be required to license or otherwise acquire from third parties the right to use additional technology. The failure to overcome such challenges or obtain such licenses or rights on acceptable terms could have a material adverse affect on us, our business, results of operations and financial condition.

         The processes and know-how of importance to our technology are dependent upon the skills, knowledge and experience of our technical personnel, consultants and advisors and such skills, knowledge and experience are not patentable. To help protect our rights, we require employees, significant consultants and advisors with access to confidential information to enter into confidentiality and proprietary rights agreements. There can be no assurance, however, that these agreements will provide adequate protection for our trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure.

WE MAY BECOME INVOLVED IN INTELLECTUAL PROPERTY LITIGATION, THE DEFENSE OF WHICH COULD ADVERSELY IMPACT OUR BUSINESS OPERATIONS.

         We may, from time to time, become involved in litigation regarding intellectual property rights. From time to time, we may receive notices from third parties of potential infringement and claims of potential infringement. Defending these claims could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increases these risks. Claims of intellectual property infringement also might require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us, or at all.

         In addition, third parties may attempt to appropriate the confidential information and proprietary technologies and processes used in our business, which we may be unable to prevent and which would harm our business and prospects.

WE FACE TECHNICAL RISKS ASSOCIATED WITH COMMERCIALIZING OUR TECHNOLOGY WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS RESULTS AND OPERATIONS.

         A key to our future success is the ability to produce our products at lower costs than our competitors. Although we are currently utilizing proprietary technology to produce such products at lower costs, our method for producing such products on a commercial basis has only recently begun. Further, although results from recent independent tests and our early production results have been encouraging, the ability of our technology to commercially produce such products at consistent levels is still being evaluated. There can be no assurance that we will continue to produce such products at lower costs than our competitors, nor that our technology will allow us to commercially produce such products at consistent levels.

WE MAY BE UNABLE TO COMPETE  EFFECTIVELY WITH COMPETITORS OF PERCEIVED COMPETING
TECHNOLOGIES  OR  DIRECT   COMPETITORS  THAT  MAY  ENTER  OUR  MARKET  WITH  NEW
TECHNOLOGIES.

         The market for our products and services is relatively new. Our ability to increase revenues and generate profitability is directly related to our ability to maintain a competitive advantage because of our U.S. Environmental Protection Agency regulatory registration of our leading product, SeaLife 1000(TM). However, we face potential direct competition from companies that may enter this market with new competing technologies and with greater financial, marketing and distribution resources than us. These greater resources could permit our competitors to introduce new products and implement extensive advertising and promotional programs, with which we may not be able to compete. As a result, we can provide no assurances that we will be able to compete effectively in the future.

OUR PRODUCTS MAY BE SUBJECT TO TECHNOLOGICAL OBSOLESCENCE.

         Considerable research is underway by competitors and potential future competitors into the causes of and solutions for marine, agricultural and other environmental pollution. Discovery of new technologies could replace or result in lower than anticipated demand for our products, which would materially adversely effect our operations and could cause us to curtail or cease operations.

IF WE BECOME INVOLVED IN LITIGATION ARISING FROM THE FACT THAT OUR PRODUCTS ARE FOUND TO ADVERSELY AFFECT THE ENVIRONMENT, OR IF WE ARE REQUIRED TO PARTICIPATE IN ANY ENVIRONMENTAL REMEDIATION PROCESSES, THE COSTS OF SUCH ACTIVITIES MAY BE SIGNIFICANT AND COULD MATERIALLY AND ADVERSELY HARM OUR BUSINESS.

         As a chemical manufacturer, certain of our products are regulated by the U. S. Environmental Protection Agency and the individual states, cities and localities where marketed. While we believe that our products do not harm the environment, and while our products currently comply with the environmental regulations to which they are subject, in the event any of our products do cause adverse affects to the environment, we may be involved in litigation and other claims raised by private parties, specialized environmental interest groups and governmental regulatory agencies. Additionally, we may be required to remediate any areas that are harmed by our products. If we are required to pay any third party or regulatory agency as a result of such claims, or if we are required to participate in any such remediation processes, the costs of such activities could materially and adversely harm our business.

OUR INABILITY TO ACCESS, OR A CHANGE IN THE PRICES OF, RAW MATERIALS COULD MATERIALLY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS.

         We purchase certain raw materials such as Cuprous Oxide and other biocides, pesticides or toxins, under short- and long-term supply contracts. The purchase prices are generally determined based on prevailing market conditions. If there is a shortage in these raw materials, or if our suppliers otherwise increase the costs of such materials, this could materially adversely impact our results of operations.

WE HAVE LIMITED HUMAN RESOURCES.

         Our growth to date has placed, and our anticipated further expansion of our operations will continue to place, a significant strain on our management, systems and resources. We will need to continue to develop and improve our financial and management controls and our reporting systems and procedures. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, and any failure to do so may limit our future growth and materially and adversely affect our business, financial condition and results of operations.

OUR FUTURE SUCCESS DEPENDS, IN PART, ON OUR KEY PERSONNEL, CONSULTANTS AND PRINCIPAL MANAGEMENT'S CONTINUED PARTICIPATION.

         Our ability to successfully develop our products, manage growth and maintain our competitive position will depend, in large part, on our ability to attract and retain highly qualified management and technologists. We are dependent upon our Chief Executive Officer and Chief Financial Officer,
President of SeaLife Marine, and Gael Himmah, an independent contractor that acts as our Chief Consulting Scientist, and other members of our management and consulting team. We do not maintain Key Man life insurance on any of these employees or consultants. Competition for such personnel is significant, and there can be no assurance that we will be able to continue to attract and retain such personnel. Our consultants may be affiliated or employed by others and some may have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to us. We address such potential conflicts by requiring that our consultants and independent contractors execute confidentiality agreements upon commencement of relationships with us, by closely monitoring the work of such persons and by requiring material transfer and assignment agreements wherever possible and appropriate.

         Gael Himmah, the individual responsible for the development of most of the technology that forms the basis of our products is currently party to a consulting agreement with us. If Mr. Himmah terminates his relationship with us, or otherwise is unable to provide services to us, it may have a material negative affect on our ability to continue development of our current and new product lines. We do not carry any Key Man life insurance on Mr. Himmah and do not have any plans to do so in the near future.

WE ARE HIGHLY DEPENDENT ON OUTSIDE CONSULTANTS.

         If our consultants or collaborative partners, including, in particular, our Chief Consulting Scientist, Gael Himmah, do not perform, we may be unable to develop and bring to market new products as anticipated, or to further develop and commercialize existing products.

         We may in the future enter into consulting arrangements with third parties to develop products. These arrangements may not produce successful products. If we fail to establish these arrangements, the number of products from which we could receive future revenues will be limited.

         Our dependence on consulting arrangements with third parties subjects us to a number of risks. These arrangements may not be on terms favorable to us. We cannot absolutely control the amount and timing of resources our consultants may devote to our products, and these third parties may choose to pursue alternative products. These third parties also may not perform their obligations as expected. Business combinations, significant changes in their business strategy, or their access to financial resources may adversely affect a consultant's or partner's willingness or ability to complete its obligations under the arrangement. Moreover, we could become involved in disputes with our consultants or partners, which could lead to delays or termination of the arrangements and time-consuming and expensive litigation or arbitration.

WE DO NOT HAVE A SEPARATE STANDING AUDIT COMMITTEE, COMPENSATION COMMITTEE OR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, THE ACTIONS OF WHICH ARE
UNDERTAKEN BY THE BOARD OF DIRECTORS AS A WHOLE, AND NO DIRECTOR IS AN "AUDIT COMMITTEE FINANCIAL EXPERT" AS DEFINED BY THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.

         Our Board of Directors consists of two members, our Chief Executive Officer and Chief Financial Officer, and our Vice President. The Board of Directors as a whole performs the functions of an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Neither of the directors is considered "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, and neither qualifies as an audit committee financial expert as defined in Item 401 of Regulation S-B. Accordingly, we will not be able to list our common stock with a nationally recognized exchange or over the counter quotation system until we recruit independent directors to the Board and restructure our Board to comply with various requirements currently in place by those self-regulating organizations, and as a result, it may be difficult for you to sell our common stock.

THE  REQUIREMENTS  OF  THE  SARBANES-OXLEY   ACT,  INCLUDING  SECTION  404,  ARE
BURDENSOME, AND OUR FAILURE TO COMPLY WITH THEM COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS AND STOCK PRICE.

         Except with respect to the adoption of our Code of Ethics and our compliance with certain requirements specifically applicable to our Annual Report on Form 10-K and our other periodic reports, our management has not commenced any specific procedures to comply with the requirements of the Sarbanes Oxley Act of 2002, including specifically, the process necessary to implement the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires our management to assess the effectiveness of our internal controls over financial reporting and include an assertion in our annual report as to the effectiveness of our controls. Beginning with our Annual Report on Form 10-K for the year ended December 31, 2005, unless otherwise amended by the Securities and Exchange Commission, our independent registered accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we maintained, in all material respects, effective internal controls over financial reporting as of December 31, 2005. Because of our management's lack of resources, and our limited operations, we have not commenced the process of preparing the system and process documentation, performing an evaluation of our internal controls required for our management to make this assessment and for the auditors to provide their attestation report, and accordingly, have not begun testing of the effectiveness of these internal controls. We expect that this process will require significant amounts of management time and resources, as well as higher expenses in the form of higher audit and review fees, higher legal fees and higher internal costs to document, test and potentially remediate internal controls. Accordingly, with respect to Section 404 in particular, there exists a significant risk that we will not be able to meet all the requirements of
Section 404 by the end of fiscal year 2005, when we are required to report on our internal controls and provide our auditor's opinion thereon. Additionally, even in the event we attempt to comply with Section 404, in the course of evaluation and testing, management may identify deficiencies that will need to be addressed and remediated, which could potentially have a material adverse
effect  on  our  stock  price  and  could  result  in   significant   additional
expenditures.

                          RISKS RELATED TO OUR INDUSTRY

OUR INDUSTRY IS VERY COMPETITIVE, AND WE MAY BE UNABLE TO CONTINUE TO COMPETE EFFECTIVELY IN THIS INDUSTRY IN THE FUTURE.

         We are engaged in an industry that is highly competitive. We compete with many other suppliers and new competitors continue to enter the markets. Many of our competitors, both in the United States and elsewhere, are major chemical companies, and many of them have substantially greater capital resources, marketing experience, research and development staffs, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may also be more successful than us in producing and marketing their products. We expect this competition to continue and intensify in the future. Competition in our markets is primarily driven by:

         o        product performance, features and liability;
         o        price;
         o        timing of product introductions;
         o ability to develop, maintain and protect proprietary products and technologies;
         o        sales and distribution capabilities;
         o        technical support and service;
         o        brand loyalty;

         o        applications support; and
         o        breadth of product line.

         If  a  competitor   develops  superior   technology  or  cost-effective
alternatives to our products, our business, financial condition and results of operations could be materially adversely affected.

WE ARE SUBJECT TO A WIDE VARIETY OF LOCAL, STATE AND FEDERAL RULES AND REGULATIONS, WHICH COULD RESULT IN UNINTENTIONAL VIOLATIONS OF SUCH LAWS. ALSO, CHANGES IN SUCH LAWS COULD RESULT IN LOSS OF REVENUES.

         As a chemical manufacturer, we are subject to a wide variety of local, state and federal rules and regulations. While we believe that our operations are in compliance with all applicable rules and regulations, we can provide no assurances that from time to time unintentional violations of such rules and regulations will not occur. Certain of our products are regulated by the U. S. Environmental Protection Agency and the individual states where marketed. Government regulation results in added costs for compliance activities and increases the risk of losing revenues should regulations change. Also, from time to time we must expend resources to comply with newly adopted regulations, as well as changes in existing regulations. If we fail to comply with these regulations, we could be subject to disciplinary actions or administrative enforcement actions. These actions could result in penalties, including fines.

                         RISKS RELATED TO THIS OFFERING

WE HAVE A LIMITED TRADING VOLUME AND SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

         To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities. As a result of our limited cash, a number of our employees and consultants have elected to accept a portion of their compensation in shares of our common stock and a portion of these shares have been registered for resale to the public.

         Additionally, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future pursuant to this prospectus and an applicable prospectus supplement at a time and price that our management deems acceptable or at all. As of January 11, 2005, we had 17,249,947 shares of common stock outstanding. We are currently registering up to 1,600,000 shares of common stock for resale by the Selling Shareholders, and up to 5,000,000 shares of common stock for sale by us pursuant to this prospectus and an applicable prospectus supplement.

OUR COMMON STOCK PRICE IS HIGHLY VOLATILE.

         The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile.

         Factors that could cause such volatility in our common stock may include, among other things:

         o        actual or anticipated  fluctuations in our quarterly operating results;
         o        announcements of technological innovations;
         o        changes in financial estimates by securities analysts;
         o        conditions or trends in our industry; and
         o        changes  in  the  market   valuations   of  other   comparable
                  companies.

ENTERING   INTO  EQUITY   FINANCINGS   COULD  RESULT  IN  DILUTION  TO  EXISTING
SHAREHOLDERS.

         If we sell shares pursuant to this prospectus and an applicable prospectus supplement, or in a private placement offering, any such equity financing could result in dilution to the existing shareholders as a direct result of our issuance of additional shares of our capital stock.

THE SALE OF OUR COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD AND THE POTENTIAL DESIGNATION OF OUR COMMON STOCK AS A "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK.

         Our securities, as traded on the Over-the-Counter Bulletin Board, will be subject to Securities and Exchange Commission rules that impose special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefor.

         In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stock." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of our common stock to sell our securities in any market that might develop for them.

         Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE SELLING SHAREHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE OPEN MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The Selling Shareholders intend to sell in the public market up to 1,600,000 shares of common stock being registered in this offering. That means that up to 6,600,000 shares of common stock may be sold pursuant to this prospectus, and in the case of any shares we sell directly, pursuant to an applicable prospectus supplement. Such sales may cause our stock price to decline. Our officers and directors will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

WE DO NOT FORESEE PAYING DIVIDENDS IN THE NEAR FUTURE.

         We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

OUR ISSUANCE OF FURTHER STOCK MAY RESULT IN THE LOSS OF CONTROL BY PRESENT MANAGEMENT AND SHAREHOLDERS.

         In addition to any shares we may issue pursuant to this prospectus and an applicable prospectus supplement, we may issue further shares in consideration for cash, assets or services out of our authorized but unissued common stock that could, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be that those new shareholders and management would control us, and unknown persons could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current shareholders.

OFFICERS AND  DIRECTORS OWN A  SIGNIFICANT  PORTION OF OUR COMMON  STOCK,  WHICH
COULD  LIMIT  OUR  SHAREHOLDERS'   ABILITY  TO  INFLUENCE  THE  OUTCOME  OF  KEY
TRANSACTIONS.

         As of January 1, 2005, our officers and directors and their affiliates owned approximately 30.8% of our outstanding voting shares. As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these shareholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; our expectations concerning litigation, regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

         Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         o        the worldwide demand for our products;

         o        the price of our products;

         o        the costs to develop and produce our products;

         o        the ability to obtain new governmental approvals;

         o        industry competition;

         o        our ability to continue to execute our growth strategies;

         o        general economic conditions;

         o and other factors discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares to be offered by the Selling Shareholders. The proceeds from the sale of each Selling Shareholder's common stock will belong to that Selling Shareholder.

         Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

                                    DILUTION

            Sales of the shares of our common stock will not result in any change to the net tangible book value per share before and after the distribution of shares by the Selling Shareholders. There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the Selling Shareholders. Prospective investors in the shares held by the Selling Shareholders should be aware, however, that the price of shares being offered by the Selling Shareholders may not bear any rational relationship to our net tangible book value per share.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

COMMON STOCK

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "SLIF." Prior to the third quarter of our fiscal year ended May 31, 2003 ("Fiscal 2002"), there was no established trading market for our common stock. The following table sets forth, for the periods indicated, the high and low bid information for the common stock, as determined from sporadic quotations on the Over-the-Counter Bulletin Board, as well as the total number of shares of common stock traded during the periods indicated. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                            HIGH          LOW
                                                            ----          ---
YEAR ENDED MAY 31, 2003
     First Quarter .................................    $   0.75      $   0.60
     Second Quarter ................................        1.20          0.15
     Third Quarter .................................        4.80          0.30
     Fourth Quarter ................................        1.24          0.15

YEAR ENDED MAY 31, 2004
     First Quarter .................................    $   0.48      $   0.15
     Second Quarter ................................        0.63          0.19
     Third Quarter .................................        1.75          0.45
     Fourth Quarter ................................        1.40          0.60

FOUR MONTHS ENDED SEPTEMBER 30, 2004 ...............    $   1.01      $   0.31

* We effected a 1:15 reverse stock split on December 28, 2003. All stock prices provided in this table have been adjusted to reflect such reverse stock split.

         On January 18, 2005, the closing sales price of our common stock as reported on the Over-The-Counter Bulletin Board was $.31 per share. As of January 11, 2005, there were 112 record holders of our common stock.

DIVIDENDS

         We have never paid dividends on our common stock. We intend to retain any future earnings for use in our business.

                                    BUSINESS

OVERVIEW

         Our vision is to develop, market and supply eco-friendly products that can solve complex environmental problems with simple natural solutions, establishing the environmentally safe choice as the right choice in specific markets.

         Our goal is to establish ourselves as the global leader in "probiotic" technologies. Probiotic technologies refer to technologies and products that work in "partnership with nature" without harming the environment in its targeted markets. We believe that worldwide demand for development of products that are not only safe for the environment but will also help clean the environmental damage caused by decades of use and disposal of deadly toxins and the overuse of pesticides and fertilizers, is growing, and will continue to grow. We believe that a large percentage of the products in use today can and will be replaced by effective, environmentally safe equivalents.

         We have developed a line of products utilizing such "probiotic" technologies for the marine, agricultural and remediation markets. We have just recently emerged from our develop stage have begun substantial sales and marketing efforts to launch our marine product, SeaLife 1000(TM) and our agricultural products, NuLagoon(TM) and Soil ResQ(TM). In anticipation of its intended growth and the introduction of additional products to the market in the near future, we have implemented a corporate structure whereby each market is served by a separately operated subsidiary or division. Our marine products business is operated by our indirect wholly-owned subsidiary, SeaLife Marine. Our agricultural products business is operated by our indirect wholly-owned subsidiary, ProTerra. Our remediation product business is operated as one of our divisions. We also plan on establishing a research and development division that will focus on the testing and development of existing and new products for each of our subsidiaries and divisions provided sufficient capital can be obtained to fund such division. We have structured our operations in this manner to accommodate a range of products for specific markets that have been and will be developed by us.

SEALIFE MARINE PRODUCTS, INC.

         Antifouling paints are used to coat the bottoms of ships to prevent fouling. Fouling, such as barnacles, tubeworms, slime and algae, significantly reduces the speed and performance of any vessel, resulting in increased fuel consumption, extended dry-docking and higher maintenance costs. Traditional anti-fouling paints work by releasing toxic chemicals (biocides) contained in the paint into the water, killing fouling organisms in order to prevent them from attaching to any treated surface In response to the pollution and poisoning of marine life in oceans and waterways, the International Maritime Organization
(IMO), a United Nations agency responsible for improving maritime safety and preventing pollutions from ships, adopted an assembly resolution that called on the Marine Environment Protection Committee (MEPC), to develop an instrument, legally binding through out the world, to address the harmful effects of anti-fouling systems used on ships. As of January 1, 2003, it is illegal to apply or re-apply to any maritime vessel, any anti-fouling paint containing the most commonly used anti-fouling agent, tributyl tin (TBT).

         SeaLife Marine was formed as a subsidiary of SeaLife Nevada in January, 2002, and has developed a line of environmentally safe, anti-foul, anti-corrosive coatings for the commercial maritime industry, the military, and the recreational boat owner, which coatings comply with the international prohibition on the use of TBT. SeaLife Marine's products have been specifically engineered not to leach any biocides, pesticides or other toxins into the marine environment and to be fully compliant with international law.

         SEALIFE 1000(TM) ANTI-FOULING MARINE PAINT PRODUCTS

         SeaLife 1000(TM) is SeaLife Marine's premier antifouling marine paint product, and the only product currently in production and for sale by SeaLife Marine. SeaLife 1000(TM) can be applied to hulls on any sized vessel, and any other surface providing antifouling, anti-corrosive protection in both fresh and salt water. SeaLife 1000(TM) may be applied to steel, aluminum, fiberglass and wood. Sealife Marine has also developed and is currently testing SeaLife 1000 XP(TM) and SeaLife 1000 Out-Drive(TM), which are specifically designed to meet the needs of commercial and recreational users, respectively. SeaLife 1000 XP(TM) is a commercial grade of SeaLife 1000(TM) with enhanced features. SeaLife 1000 OutDrive(TM) is specifically designed to reduce corrosion of outdrive units on recreational boats. Marine outdrive damage caused by corrosion can amount to several hundred dollars per year. SeaLife 1000 OutDrive(TM) can be applied to any outdrive thus reducing the serious effects of corrosion.

         When SeaLife 1000(TM) comes in contact with water, reactive hydrolysis of its proprietary ingredients begins, which microscopically expands and smoothes the SeaLife coating over the ship's underwater hull surfaces. This results in an undersea hull surface that becomes more uniformly smooth than when it was painted. Field tests using SeaLife 1000(TM) have demonstrated that hulls and other submerged surfaces treated with SeaLife 1000(TM) coatings provide long-term resistance to algae, fungus, shell growth and rust without harming marine life. Management believes that SeaLife's marine coating technology has significant advantages over competing products. SeaLife 1000(TM) has been approved for sale by the United States Environmental Protection Agency (USEPA), the California Environmental Protection Agency (CAEPA), the Washington State Department of Agriculture (WADOA) and the Florida State Department of Agriculture and Consumer Services (FDACS).

         TESTING

         There are in progress or completed, in excess of 60 worldwide tests involving SeaLife1000(TM) antifoul paint. These tests include use of SeaLife 1000(TM) on: cruise ships, ferryboats, navel vessels, outboard motors, yachts, recreational boats and aqua farming nets. Management has been satisfied with the results of the testing, which support the internal tests conducted by SeaLife Marine over the last few years. We expect to continue our testing efforts as customers experience changes in the environment and in regulations affecting environmental products, and as we expand our product offerings.

         THE MARKET FOR ANTIFOUL PAINT

         The magnitude of world maritime usage of anti-foul paints is estimated to exceed $8 billion in annual sales. The toll that marine growth can take on a vessel's performance is considerable. A barely visible 10 micro/meter (1%) increase in average hull roughness for a single ship, such as a bulk carrier, can equate to as much as 1,700 tons of additional fuel use over the course of one year due to fouling and subsequent frictional surface resistance. Since fuel costs can amount to as much as 50% of the total operating costs for such ships, increasing fuel costs could increase the cost of operating such ships as much as $2 million per year, depending on the size of the ship.

         It is estimated that annual consumption of fuel by the world's fleet of ships totals approximately $18 billion. A fouled hull can increase fuel consumption by as much as 50%, making an effective anti-foul coating paramount to the owners and operators of any ship. Removing this growth is also a punishing procedure, as the fouling is bonded with a virtually unbreakable grip. Dry-docking for the purpose of cleaning and re-coating a hull with fresh anti-foul paint is costly because of the expenses associated with maintenance and the loss of business due to inactivity.

         SeaLife Marine's potential customers include individual pleasure boat owners, shipping lines and cruise lines, commercial fishermen and their nets, boat and ship manufacturers, boat and ship maintenance facilities, shipping ports, marinas, and offshore drilling platforms. The United States military, including the Coast Guard and the United States Navy are part of our anticipated market, as are the hundreds of marine product distributors worldwide.

         COMPETITION

         The marine coatings market is highly competitive, with the world's major paint manufacturers seeking to develop environmentally compatible products in order to meet the stringent requirements mandated by the IMO. Marine coating companies, such as Akzo-Nobel N.V. (owner of International Paints), Ciba Specialty Chemicals AG, Clariant AG, The Dow Chemical Company, and DuPont Corporation, among others, are well-established, have extensive research and development facilities, are well capitalized and command the majority of the multi-billion dollar chemical manufacturing industry. In addition, a number of these companies were early pioneers of chemical and coating products and enjoy significant brand recognition and market share.

         Several smaller coating-and bio-tech companies, as well as researchers at universities around the world, are also in the process of developing environmentally safe marine coatings, using a variety of methods and ingredients.

         GOVERNMENT REGULATION

         Antifouling marine paints are subject to both Federal and State environmental and safety regulations in the United States, and similar regulation in other countries. As stated above, SeaLife 1000(TM) has been approved by the USEPA, CAEPA, WADOA and FDACS. The approval by where we intend to apply for approval in the near future. We have applied for, but not yet received, approval to sell SeaLife 1000(TM) in Canada and Sweden. Additional approvals will generally be required to sell SeaLife 1000(TM) in other foreign jurisdictions.

         MANUFACTURING & DISTRIBUTION

         SeaLife Marine outsources its manufacturing in order to maintain a low manufacturing overhead. At this time, SeaLife Marine uses only one manufacturer as its sole source. As demand increases, SeaLife Marine intends to outsource its manufacturing to a variety of independent manufacturing facilities in the Untied States. The manufacturing process for our paint does not require significant retooling. Therefore, if necessary, suppliers could be replaced without a significant disruption in production.

         We began shipping SeaLife 1000(TM) in June, 2004. We have engaged Brokers Unlimited Incorporated ("BUI") as our exclusive worldwide sales and marketing agent. BUI has only recently begun to actively market SeaLife 1000(TM) throughout the United States, and in California, New York and Louisiana, in particular.

         PATENTS

         Neither we nor SeaLife Marine has patented the manufacturing formula for its paints. When a patent is filed it requires the disclosure of all processes and formulas required to manufacture the product. Due to the difficulty of a competitor "reverse engineering" the SeaLife Marine formulas and the problems inherent with the ease of patent formula duplication by potential competitors worldwide if the formula is disclosed, SeaLife Marine has elected to keep the formulas for its marine paint confidential as a trade secret. As a result, no patents have been filed for the our marine paint products.

PROTERRA TECHNOLOGIES, INC.

         ProTerra has developed a line of products to meet the growing demand to find simple, environmentally responsible, solutions to the growing problems associated with the agriculture marketplace, a global market. Damaged soils, the result of the overuse of fertilizers and pesticides, and the growing concern of farmers to protect themselves from increasing scrutiny and government regulation, provide an active and growing market for environmentally safe soil conditioners and waste treatment systems.

         NULAGOON(TM)

         The ProTerra product NuLagoon(TM) is fully developed and in production. NuLagoon(TM) is a treatment system that can be applied to the surface of any waste lagoon as an alternative to dredging. NuLagoon(TM) combines many strains of microbes, some only recently discovered, with advanced agricultural science utilizing proprietary media culture and micro nutrients. The microbes break down the waste materials in lagoons by digesting the waste into water and carbon dioxide. Mechanical dredging is expensive and labor intensive, and involves noxious odors prevalent throughout the lagoon evaporation and dredging cycles. NuLagoon(TM) additives work 24 hours a day to keep lagoons liquefied, deodorized and free from heavy sludge layers. The treatment system reduces manure sludge buildup, reduces odors, reduces nitrate leaching into groundwater, significantly reduces flies and insects around lagoons, works quickly, and is a fraction of the cost of mechanical dredging.

         ProTerra has shipped its first NuLagoon(TM) order, valued at $50,000, and sales representatives are currently working on developing additional sales opportunities.

         SOIL RESQ(TM)

         Currently under development for the agricultural market, Soil ResQ(TM) is an environmentally safe soil conditioner, designed to improve poor soil conditions, buffer toxic salts, maintain a well-balanced soil structure, and promote vigorous plant growth. The product is being developed to work with conventional fertilizers, optimizing the fertilizer benefit for large scale applications to agricultural and park properties.

         Soil ResQ(TM) has been tested extensively and the results have been promising. Testing on county golf courses located in Sacramento, California has demonstrated that Soil ResQ(TM) has repaired soil, returning grass damaged by chemical intrusion and brown areas to full health. The same tests indicated a substantial reduction in water requirements. Other tests conducted in India, on banana crops, have resulted in measurable yield increases. Tests conducted in Japan have also yielded positive results. ProTerra is currently waiting for approval to begin exporting to Japan. Tests are currently being conducted in the United Kingdom with a major organic farm and Soil ResQ(TM) has received Department for Environment, Food and Rural Affairs ("DEFRA") approval, indicating that it is a safe product to import into the United Kingdom. Tests of Soil ResQ(TM) have also been conducted in Colombia, South America, Walnut Creek and Sacramento, California.

         OTHER PRODUCTS

         ProTerra has a number of additional developed products that it intends to produce and market beginning in 2005. These products are being developed to restore and rebuild heavily damaged soils resulting from salt intrusion, compacted soil, poor crop rotation (NUSOIL(TM)), and assist plants in increasing their ability to uptake nutrients from soil - producing stronger, healthier plants (Plan ResQ(TM)).

         THE MARKET FOR PROTERRA PRODUCTS

         The eventual market for ProTerra's products is the global agricultural market. Currently, we are focusing on marketing our products for agricultural use in the United States, particularly in California and Texas.

         COMPETITION

         Several companies currently produce microbe-based products which are claimed to function similarly to NuLagoon(TM), however no single manufacturer has emerged as a leader in the market.

         We are not aware of any product currently on the market similar or equivalent to SoilResQ(TM).

         GOVERNMENT REGULATION

         ProTerra products, and its competitors' equivalents are generally not subject to Federal or State environmental or safety regulation because the products do not contain any significant concentration of regulated materials.

         MANUFACTURING AND DISTRIBUTION

         ProTerra currently outsources its manufacturing. As demand increases, ProTerra intends to outsource its manufacturing to a variety of independent manufacturing facilities in the United States. The manufacturing process does not require significant retooling. Therefore, if necessary, suppliers could be replaced without significant disruption in production. ProTerra intends to market and sell its products through distributors.

         PATENTS

         Neither we, nor ProTerra, has patented the manufacturing formula for its products. When a patent is filed it requires the disclosure of all processes and formulas required to manufacture the product. Due to the difficulty of a competitor "reverse engineering" the ProTerra product formulas and the problems inherent with the ease of patent formula duplication by potential competitors worldwide if the formula is disclosed, ProTerra has elected to keep the formulas for its products as confidential trade secrets. As a result, no patents have been filed for our ProTerra products.

SEALIFE CORPORATION REMEDIATION DIVISION

         SOIL REMEDIATION

         Soil Remediation is the process of cleaning soil that has been contaminated with potentially dangerous toxins. The Remediation Division, with its line of soil remediation products, intends to focus on large scale commercial and municipal customers. Although the remediation products can be used on a small scale, we intend to develop associations with companies already established in the highly regulated remediation business. The US Government, through the "Brownfields Act" has set aside billions of dollars to assist in the cleaning and remediation of soil contaminated with gas, diesel, and solvents that have been discharged into the soil, maliciously or accidentally, over decades by companies in the United States. Gas stations with leaky storage tanks have been the primary cause for soil contamination from coast to coast.

         SOILDTOX(TM)

         Toxins such as, Diesel fuel, MTBE, Gasoline, etc. can be removed from soil using SoilDtox(TM) bioremediation technology. The product is under development as a new bio-remediation process to remediate soil contaminated with high concentrations of environmentally damaging hydrocarbons, commonly found beneath industrial sites such as gas stations, airports and oil fields. SoilDtox(TM) relies on a proprietary blend of microbial's that function as an active agent to actually digest the contamination locked deep in the soil. Among the many benefits of using microbial agents to clean contaminated soils is that no toxic residue is left behind. The by-products of this natural process are water and carbon dioxide, which are absorbed by plants and trees to produce oxygen.

         SoilDtox(TM) is a dry blend of live, synergistic, naturally-occurring microbes which digest both short and long chain hydrocarbons and other organic pollutants including mineral oils, gasoline, diesel, jet fuel, kerosene, non-synthetic cutting oils, sludge, coal tar, aromatics, acetone, methyl acetate, dichloromethane, dichloroethane, ethylacetate, hexane, butylacetate, ethylbenzene, heptane, benzene, naphthalene, anthracene, ethylene, toluene, xylene, phenol, crude oil and refined petroleum products.

         SoilDtox(TM) will begin testing in 2005 in association with an established remediation company.

         GOVERNMENT REGULATION

         Soil detoxification is heavily regulated. Products are regulated for their effectiveness at cleaning the soil and their individual formulations. The USEPA, State regulatory authorities and the respective city where the clean up site is proposed often oversee contaminated sites. Testing for the effectiveness of a remediation product by the USEPA, State regulatory authorities and the respective city where the clean up site is proposed is a slow tedious process. However, once a product is approved it can be used at any location. None of the ingredients used in SoilDtox(TM) are currently regulated by the USEPA and we do not expect that any of these ingredients will be regulated in the future.

         PATENTS

         We have not patented the manufacturing formula for SoilDtox(TM). Due to the difficulty of a competitor "reverse engineering" the SoilDtox(TM) formula and the problems inherent with the ease of patent formula duplication by potential competitors worldwide if the formula is disclosed, we have elected to keep the formulas for SoilDtox(TM) as confidential trade secrets. As a result, no patents have been filed for those products.

         OTHER PRODUCTS

         The Remediation Division has a number of additional products in development that it intends to produce and market beginning in 2005. These products are being developed to break down grease into components that can be properly disposed of in the sewer system (GreaseBeast(TM)), assist in cleaning and detoxifying sewer toxins

(MuniMix(TM)),    and   permanently   deodorize   the   most   difficult   odors
(OdorMeister(TM)).

         SEALIFE CORPORATION - DEVELOPMENT STAGE DIVISION

         Research and Development is the life blood of any technology driven company. The Development Stage Division will likely be formed in early 2005 and will function as our research and development group provided sufficient capital is available. Working in association with specialists and scientists around the world, the Development Stage Division will allow us to remain current in all of our product development and to help assure that we remain the leader in this new technology niche.

         Environmental products often require a myriad of testing and regulatory approvals for each city, county, state and country in which they are sold. Testing of a product may require over one year to prove its viability. Although all of our products have been tested during their development phase, many still require additional testing to verify application protocols and respective government approvals. In addition to product development, the Development Stage Division will be charged with preparing our products for market introduction.

         EMPLOYEES

         As of January 1, 2005, we had only three employees, each of whom are officers of Sealife Corporation, or its indirect wholly-owned subsidiary, Sealife Marine.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES, AS WELL AS THE SECTION ENTITLED "RISK FACTORS," THAT APPEAR ELSEWHERE IN THIS PROSPECTUS.

INCORPORATION

         We were formed as a Delaware corporation in 1984 under the name Fraser Realty Group. We operated as a real estate investment trust until 1990, when our then current management was unable to secure additional financing or find other means of obtaining needed cash to permit us to meet our obligations. As a result, we ceased operations and remained inactive until December 2002.

ACQUISITION OF NEVADA CORPORATION

         On December 17, 2002, pursuant to an Exchange Agreement dated June 30, 2002, we acquired all of the issued and outstanding shares of SeaLife Corp., a Nevada Corporation ("SeaLife Nevada"), in exchange for a substantial majority of the shares of our common stock (the "Acquisition"). Our then current stockholders retained their 274,554 shares of common stock which were issued and outstanding prior to the consummation of the Acquisition. Concurrent with the Acquisition, we changed our name from Integrated Enterprises, Inc. (which was our name at the time) to SeaLife Corporation, our then current directors and officers resigned, and the directors and officers of SeaLife Nevada became our directors and officers. Also concurrent with the Acquisition, we effected a 15-to-1 reverse stock split.

         The Acquisition resulted in our change of control, with the stockholders of SeaLife Nevada acquiring a substantial majority of our common stock immediately following the closing of the Acquisition. Therefore, the Acquisition was accounted for as a reverse merger, pursuant to which the accounting basis of SeaLife Nevada continued unchanged subsequent to the closing of the Acquisition. Accordingly, the pre-Acquisition financial statements of SeaLife Nevada now represent our historical financial statements.

         Sealife Nevada was organized in April of 2002 to acquire, develop and market certain proprietary products invented by Gael Himmah, our Chief Consulting Scientist. At the time of the Acquisition, SeaLife Nevada owned all of the outstanding stock of Division G, Inc., a Nevada corporation ("Division G"), SeaLife Marine Products, Inc., a California corporation ("SeaLife Marine"), and Proterra Technologies, Inc., a California corporation ("Proterra"). As a result of the Acquisition, we became the parent and sole shareholder of SeaLife Nevada, and through SeaLife Nevada, the indirect parent and sole shareholder of Division G, SeaLife Marine and Proterra.

CHANGE IN FISCAL YEAR

         On August 27, 2004, we changed our fiscal year end from May 31 to December 31, as reported on our Current Report on 8-K filed August 30, 2004.

CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial conditions and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates.

         We believe the following accounting policies affect some of our more significant estimates and judgments used in preparation of our consolidated financial statements:

         REVENUE RECOGNITION. Sales are recognized when the delivery of products has occurred or services have been rendered and collectibility is reasonably assured.

         NET SALES. Net sales represent products at gross sales price, less estimated returns and allowances for which provisions are made at the time of sale and less certain other discounts, rebates, allowances and sales incentives that are accounted for as a reduction from gross sales.

         INVENTORY RESERVE. We provide an inventory reserve for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs would be required.

         INTANGIBLE ASSETS. We have significant intangible assets. The determination of related estimated useful lives and whether or not these assets are impaired involves significant judgments. Changes in strategy or market conditions could significantly impact these judgments and require adjustments to recorded asset balances.

         ALLOWANCES FOR DOUBTFUL ACCOUNTS. We maintain allowances for doubtful accounts, notes receivable, sales returns and discounts for estimated losses resulting from known customer exposures, including product returns and inability to make payments. We also consider collateral values and other factors in evaluating collectability of notes receivable. Actual results may differ resulting in adjustment of the respective allowance(s).

         DEFERRED TAX ASSETS. We currently have deferred tax assets resulting from certain loss carry forwards and other temporary differences between financial and income tax reporting. These deferred tax assets are subject to periodic recoverability assessments. The realization of these deferred tax assets is primarily dependent on future operating results. To the extent we are uncertain whether future operations will generate sufficient profit to utilize the loss carry forwards, valuation allowances are established.

MANAGEMENT'S DISCUSSION AND ANALYSIS

         This Management's Discussion and Analysis should be read in conjunction with our consolidated financial statements and accompanying notes.

RESULTS OF OPERATIONS

         We incurred a net loss of $600,058 for the four months ended September 30, 2004 as compared to a net loss of $35,174 for the four months ended September 30, 2003. Our net loss increased primarily due to investments in marketing, legal expenses, consulting fees and executive compensation of $650,908. We incurred a net loss of $1,807,055 for the twelve months ended May 31, 2004 as compared to a net loss of $687,359 for the year ended May 31, 2003. This loss represents a loss from operations of $1,807,055 and $687,359 for the periods ended May 31, 2004 and 2003, respectively. Our net loss increased primarily due to a marked increase of approximately $611,357 in general and administrative expenses, as described below.

         We had revenues of $27,416 for the year ended May 31, 2004 and revenues of $38,402 for the same period ending in 2003. We had revenues of $106,842 for the four months ended September 30, 2004 and revenues of $2,674 for the same period ending in 2003. Our sales in the four month period ended September 30, 2004 represent the first significant results in the marketplace for SeaLife Marine and Proterra products. Our sales revenue was generated from two customers. One customer purchased $45,942 of Proterra products, accounting for 43% of our sales revenue. The other customer purchased $60,900 of SeaLife Marine products accounting for 57% of our sales revenue. Because we are now transitioning from a development stage company to a marketing and distribution company, sales are expected to become more significant over the next 12 months. However, the rate of this increase will depend on our marketing efforts and our ability to raise additional capital to support continued operations.

         Gross profit for the four months ended September 30, 2004 was $50,751. The gross profit margin was 47.5%. The cost of goods for SeaLife Marine products includes the paint cost, freight and California pesticide tax. For Proterra products, the cost of goods includes the material and freight costs. We did not have any sales for the comparable period ending September 30, 2003. Gross profit dollars for the year ending May 31, 2004 is a loss of

$97,970 versus a loss of $38,022 for the year ending May 31, 2003. The gross margin percentage is a negative 357% versus a negative 99% for the respective years. Our negative gross margin percentage can be attributed to our significantly increasing operating expenses incurred in the respective years. We have continued to expand our product tests throughout the world and products are being shipped at no cost to test sites. In addition, shares valued at $400,000 were issued to secure the rights to products developed and to be developed by Gael Himmah and the annual depreciation of these products over a ten-year period is included in the cost of sales.

         Total operating expenses consist of general administrative, sales and marketing expenses. For the four months ended September 30, 2004, total operating expenses were $650,808. For the four months ended September 30, 2003, total operating expenses were $37,174. This represents a 1751% increase over the same period in the prior year. For the twelve months ended May 31, 2004, total operating expenses were $1,709,085. For the year ended May 31, 2003, total operating expenses were $649,359. This represents a 263% increase over the same period in the prior year.

         The major increase in general and administrative expenses for both periods covered is due to compensation paid for legal services, marketing and sales executives, business consulting, research and development, industrial relations consulting and our officers' wages. The majority of our expenses are recorded as paid-in capital, because the large majority of our administrative expenses were paid in the form of restricted stock, not cash.

LIQUIDITY AND CAPITAL RESOURCES

         As of May 31, 2004, we had cash and cash equivalents of $34,056 as compared to cash and cash equivalents of $558 as of May 31, 2003. At May 31, 2004, we had a working capital excess (total current liabilities less than total current assets) of $116,910 as compared to a working capital deficiency (total current liabilities in excess of current assets) of ($180,355) as of May 31, 2003. Net cash from financing activities was $256,676 for twelve months ended May 31, 2004, as compared to $242,893 for the year ended May 31, 2003. The principal use of cash for the year ended May 31, 2004 was to fund the net loss from operations for the period. We raised a total of $256,676 as follows: the issuance of common stock, net of stock issuance costs $129,239, and a $130,000 loan from private lenders during the twelve months ended May 31, 2004. This was used to fund the net loss from operations. At September 30, 2004, we had cash and cash equivalents of $24,658 as compared to cash and cash equivalents of $34,056 as of September 30, 2003. At September 30, 2004 we had a working capital deficiency of $315,020 as compared to a working capital excess of $116,910 as of September 30, 2003. Net cash from financing activities was $32,466 for the four months ended September 30, 2004, as compared to $37,173 for the four months ended September 30, 2003. The principal use of cash for the four months ended September 30, 2004 was to fund the net loss from operations for the period. We raised a total of $32,466 as follows: issuance of common stock, net of stock issuance costs of $12,466 and a loan from a shareholder of $20,000 during the four months ended September 30, 2004. This was used to fund our net loss from operations.

         On the balance sheet, paid in capital increased from $1,493,067, for the year ending May 31, 2003 to $3,855,368, for the twelve months ending May 31, 2004. This paid in capital was used to fund services from our consultants, attorneys and executives. These services will continue to be funded by paid in capital until we reach a sales level that can fund continued operations.

         We currently have little cash reserves and may be unable to pay current liabilities. We cannot continue in our current form without obtaining additional financing. If operating revenues from product sales are not sufficient to fund our operations, no assurance can be given that alternative sources of funding could be obtained on acceptable terms, or at all. In addition, we have historically compensated our executive officers, consultants and service providers with our common stock. No assurance can be given that these persons and entities will continue to accept our common stock as compensation. These conditions raise substantial doubt about our ability to continue as a going concern.

         We continue to seek external sources of funding, including but not limited to, incurring debt, the sale of assets or stock, and/or other strategic transactions sufficient to provide short-term funding, and potentially achieve our long-term strategic objectives. In addition, upon the effectiveness of the registration statement of which this prospectus is a part, we intend to sell our common stock, or other equity securities pursuant to this prospectus and any applicable prospectus supplement, in an attempt at furthering our long term objectives.

         If we do not receive sufficient financing we may incur material harm to our business, operations or financial conditions. We are currently speaking with potential investors, however, no assurance can be given that any investment will be consummated or any alternative sources of funding can be obtained on acceptable terms, or at all. These conditions, combined with our historical operating losses and our deficits in stockholders' equity and working capital, raise substantial doubt about our ability to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

         At September 30, 2004 and 2003 and May 31, 2004, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

CONTRACTUAL OBLIGATIONS

         In connection with our purchase of the Technologies (as defined in Note 2 to our consolidated financial statements), on June 30, 2003 we entered into a ten-year note for $1,220,309. The note is to be repaid based on our sales, i.e. at 5% of the first $3,000,000 of sales, and at 2.5% on sales in excess of that amount, until paid in full. The note payment is to be paid monthly and the note bears interest at the rate of 7% per annum. The note may be converted at the option of the holder into our common stock at a conversion price, which is equivalent to 80% of the market price, based on the average bid price for 30 days immediately preceding the date of conversion. On January 2, 2003 the holder, Mr. Himmah, our Chief Consulting Scientist, converted $1,000,000 of the note for 1,000,000 shares of our common stock. The balance of the note at September 30, 2004 and May 31, 2004 was $309,683.

         At September 30, 2004 there remained $8,633 past due on the note. The note has certain default provisions and stated period of time to correct the default. Mr. Himmah has not formally notified us of default.

         On June 14, 2003 we borrowed $14,500 from an individual. The note is due June 14, 2008, unsecured, and does not call for any payments until maturity. The interest rate is 7.5% per annum. The balance of the note at September 30, 2004 and May 31, 2004 was $14,500.

         Because of the repayment schedule of the June 30, 2003 note and our inability to accurately forecast future sales, maturities on long-term debt cannot be determined.

GOING CONCERN

         Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern, in its report for the year ended May 31, 2004, based on significant operating losses that we incurred and the fact that we do not have adequate working capital to finance our day-to-day operations.

         We currently plan to raise additional capital through the public or private placement of its common stock, including pursuant to this prospectus and an applicable prospectus supplement, and/or private placement of debt or convertible debentures in order to meet our ongoing cash needs. However, the additional funding we require may not be available on acceptable terms or at all and, if obtained, could result in significant dilution. Management also hopes to begin to generate commercial orders for its SeaLife 1000 marine paint product which would generate additional cash flow.

         If we cannot obtain adequate funding or achieve revenues from the sale of its products, we could be required to significantly curtail or even shutdown our operations.

IMPAIRMENT OF GOODWILL

         We have adopted SFAS No. 142 for all goodwill and other intangible assets recognized in our statement of financial position as of May 31, 2004. This standard changes the accounting for goodwill from an amortization method to an impairment-only approach and introduces a new model for determining impairment changes. We began amortizing our technologies in the fourth quarter of the fiscal year ending May 31, 2004. The technologies are being amortized over 15 years. This is Management's best estimate of the technology's life at this time.

RECENT ACCOUNTING PRONOUNCEMENTS

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a significant effect on our financial statement presentation or disclosures.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 did not have a significant effect on our financial statement presentation or disclosures.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. We implemented the disclosure provisions of FIN 45 in its December 31, 2002 consolidated financial statements and the measurement and recording provisions of FIN 45 effective January 1, 2003. The implementation of the provisions of FIN 45 did not have a significant effect on our consolidated financial statement presentation or disclosures.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", relating to consolidation of certain entities. In December 2003, the FASB issued a revised version of FIN 46 ("FIN 46R") that replaced the original FIN 46. FIN 46R requires identification of a company's participation in variable interest entities ("VIEs"), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a standalone basis. For entities identified as a VIE, FIN 46R sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE (if any) bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns. FIN 46R also sets forth certain disclosures regarding interests in VIEs that are deemed significant, even if consolidation is not required. We are not currently participating in, or invested in any VIEs, as defined in FIN 46R. The implementation of the provisions of FIN 46R in 2003 did not have any effect on our consolidated financial statement presentation or disclosures.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the name, age and position of each of our executive officers and directors as of December 15, 2004.

NAME                    AGE         POSITION HELD
---------------         ---         --------------------------------------------
Robert McCaslin         52          President, Chief Financial Officer, Director

J.P. Heyes              71          Vice-President, Secretary, Director

Barre Rorabaugh         63          President, Sealife Marine Products, Inc.(1)

(1)      Sealife Marine Products, Inc. is our wholly-owned subsidiary.


ROBERT A. MCCASLIN

         Mr. McCaslin owned, operated and served as a Director and President of the privately held electronics manufacturing company REMCorp from 1996 through 2000. REMCorp was originally acquired to develop and manufacture several of Mr. McCaslin's inventions. During 2001 Mr. McCaslin acted as a distributor for products invented by Gael Himmah and was engaged in the testing of such products internationally. In early 2002, Mr. McCaslin formed SeaLife Nevada for the purpose of acquiring rights to certain products invented by Mr. Himmah and served as President and a director of that Company until it was acquired by Sealife Corporation in December of 2002, at which point Mr. McCaslin became President and a director of SeaLife Corporation.

J. P. HEYES

         Ms. Heyes served as a Senior Vice President at REMCorp from 1995-2000. Among Ms. Heyes's primary responsibilities were negotiating manufacturing contracts, business finance and developing a direct TV sales marketing program for the company's products. Ms. Heyes was also responsible for contract negotiations as well as implementing production and supervising off shore manufacturing. During 2001 Ms. Heyes worked with Mr. McCaslin and acted as a distributor for products invented by Gael Himmah and was engaged in the testing of such products internationally. In early 2002, Ms. Heyes assisted Mr. McCaslin in forming SeaLife Nevada for the purpose of acquiring rights to certain products invented by Mr. Himmah and served as Secretary and a director of that Company until it was acquired by Sealife Corporation in December of 2002, at which point Ms. Heyes became Vice-President, Secretary and a director of SeaLife Corporation.

BARRE RORABAUGH

         Mr. Rorabaugh has served as President of SeaLife Marine Products, Inc., our indirect wholly-owned subsidiary, since June 2004. From April 1997 to January 2001, Mr. Rorabaugh was Senior Vice President of Princeton Graphics Systems, a computer monitor manufacturer and marketer. From November 2001 to January 2003, Mr. Rorabaugh served as Chief Operating Officer and Chief Financial Officer of International Medical Research, a nutritional supplement company. Most recently, from February 2003 to May 2004, Mr. Rorabaugh served as Chief Executive Officer and Vice-President, Finance of Neurosmith, a toy company. Mr. Rorabaugh served as a director of Everest & Jennings from 1989 to 1993. Mr. Rorabaugh also served as a director of ProHealth, a nutritional supplement company from 1999-2003 and Southwest Windpower, a manufacturer of micro wind generators from 1999 to 2003.

SIGNIFICANT EMPLOYEES/CONSULTANTS

         Gael C. Himmah is our Chief Consulting Scientist pursuant to a Consulting Agreement dated June 30, 2002, as amended. Dr. Himmah founded Ecosys International ("Ecosys") in 1984. We originally acquired most of our technology from Ecosys. Ecosys is a worldwide environmental technologies resource company. Ecosys formulates and markets highly innovative bio-tech products that provide environmentally compatible pollution solutions, biodegrading ("cleaning") contaminants such as gasoline, oil, diesel, toxic wastes, animal wastes, municipal wastewater, pesticides, chemicals, etc. Ecosys also markets innovative agricultural products formulated to increase crop production while requiring significantly less water, fertilizers and pesticides. Ecosys products clean toxic chemicals from soils, oceans, rivers and lakes. Ecosys markets products extensively throughout the United States, Europe & Asia utilizing local distributors and service companies. Ecosys conducts ongoing research and development into environmentally enhancing bio-remediation products. Ecosys products are federally and internationally registered and meet the guidelines of the EPA and the USDA. Dr. Himmah received a B.S. in Bioscience from the University of California Berkley and an honorary Ph.D. in Bioscience from upper Iowa University in Fayette, Iowa.

BOARD COMPOSITION AND COMMITTEES

         Our board of directors currently consists of two members. Each director was elected either at a meeting of shareholders or by written consent of the shareholders and serves until our next annual meeting or until his or her successor is duly elected and qualified.

         Our board does not have an audit committee, compensation committee, or nominating and corporate governance committee. The functions customarily delegated to these committees are performed by our full board of directors. We intend to establish each of these committees following the expansion of our board to include at least three directors who are independent directors under the applicable rules of the SEC and NASDAQ.

DIRECTOR COMPENSATION

         Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable expenses incurred on our behalf or in attending meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning all compensation paid for services to us by our Executive Officers in all capacities for each of our fiscal years ended May 31, 2003 and May 31, 2004, and for the seven-month period ended December 31, 2004. No other executive officer received total annual salary and bonus in excess of $100,000 during these periods.


                                           7-MONTH
                                  FISCAL    PERIOD
                                  YEAR      ENDED        ANNUAL COMPENSATION
NAME AND                          ENDED    DECEMBER  ---------------------------
PRINCIPAL POSITION                MAY 31      31      SALARY(1)    BONUS   OTHER
------------------                ------   --------  -----------   -----   -----

Robert McCaslin ................   2003        --           0        0        0
   Chief Executive Officer &       2004        --    $226,000(2)     0        0
   Chief Financial Officer           --      2004    $116,667(3)     0        0

J.P. Heyes .....................   2003        --           0        0        0
   Vice President &                2004        --    $226,000(2)     0        0
   Secretary                         --      2004    $ 58,334(3)     0        0

Barre Rorabaugh (3) ............   2003        --         --        --       --
   President of subsidiary,        2004        --         --        --       --
   Sealife Marine Products, Inc.     --      2004    $119,312(4)     0        0

*Columns in the Summary Compensation Table that were not relevant to the compensation paid to the named executive officers have been omitted.

(1) Each of Mr. McCaslin and Ms. Heyes elected to receive $40,000 of their respective salaries for a portion of our fiscal year ending May 31, 2004, in our common stock, which was issued to each executive officer at a price of $0.30 per share upon the filing of a Registration Statement on Form S-8 by us on October 17, 2003.

     Each of Mr. McCaslin and Ms. Heyes also deferred, at their election, payment of $32,250 due under their respective Employment Agreements for our fiscal year ending May 31, 2004, which Employment Agreements are described under the heading "Employment Contracts and Change of Control Agreements" below.

(2) Comprised of shares valued at $40,000 as described in Note (1) above, shares valued at $60,000 as described below, shares valued at $93,750 as described below, and $32,250 of deferred compensation as described in Note
     (1).

     Each of Mr. McCaslin and Ms. Heyes was issued 300,000 shares of our common stock on January 10, 2004, in payment of our debt to them for accrued salaries for Oct 1, 2003 through Dec 31, 2003, which were each valued at $60,000. The shares were issued to the executive officers at $0.20 per share, a 33% discount on the $0.56 closing price of the shares on the Over-the-Counter Bulletin Board on November 19, 2003, the date the officers agreed to accept our common shares in lieu of cash compensation. The closing price of the shares on the Over-the-Counter Bulletin Board on January 9, 2004 was $0.56 per share.

     Each of Mr. McCaslin and Ms. Heyes was issued 206,044 shares of our common stock on March 26, 2004 in payment of our debt to them for accrued salaries under their Employment Agreements, which were valued at approximately $93,750. The shares were issued to Mr. McCaslin and Ms. Heyes at $0.455 per share. The closing price of the shares on the Over-the-Counter Bulletin Board on March 26, 2004 was $0.97 per share.

(3) Comprised solely of deferred compensation due under Employment Agreements with Mr. McCaslin and Ms. Heyes.

(4) Mr. Rorabaugh began his employment with us in June 2004. Mr. Rorabaugh's salary consists of shares of our common stock valued at $119,312 issued pursuant to the terms of our Employment Agreement with Mr. Rorabaugh.

OPTION GRANTS

         We did not grant options to purchase common stock during our fiscal years ending May 31, 2002 and May 31, 2003, or during the seven-month period ending September 30, 2004.

2004 STOCK AWARD PLAN

         Our 2004 Stock Award Plan was adopted and became effective in November, 2004. A total of 400,000 shares of common stock have been reserved for issuance upon exercise of awards granted under the 2004 Stock Award Plan. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 2004 Stock Award Plan. As of January 18, 2004, no awards had been granted under our 2004 Stock Award Plan.

         Our 2004 Stock Award Plan will terminate after 10 years from the date on which our board approved the plan, unless it is terminated earlier by our board. The plan authorizes the award of common stock and derivative securities (which may include stock bonuses).

         Our 2004 Stock Award Plan is administered by our full board of directors. Following the expansion of our board of directors, we intend to form a compensation committee, all of the members of which will be independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Following its formation, the compensation committee will have the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

         Our 2004 Stock Award Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to employees of ours or any parent or subsidiary of ours. All awards other than incentive stock options may be granted to our employees, officers, directors, consultants, independent contractors and advisors of ours or any parent or subsidiary of ours, provided the consultants, independent contractors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of that value. The exercise price of nonqualified stock options will be determined by our compensation committee when the options are granted.

         Awards granted under our 2004 Stock Award Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee.

         The purchase price for restricted stock will be determined by our compensation committee at the time of grant. Stock bonuses may be issued for past services or may be awarded upon the completion of services or performance goals.

         If we are subject to a change in control transaction, all outstanding awards may be assumed or replaced with a substitute grant by the successor company, if any. If the outstanding awards are not assumed by a successor company, if any, then all remaining unexercised options shall become vested and fully exercisable.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

         Each of the named executive officers is party to an employment agreement with Sealife Corporation or its wholly-owned subsidiary, Sealife Marine Products, Inc.

     ROBERT MCCASLIN

         In January, 2004, we entered into an employment agreement with Mr. McCaslin as President and Chief Executive Officer, and entered into an amendment to such employment agreement in June, 2004. Under his employment agreement, Mr. McCaslin is entitled to an initial salary of $200,000 per year, and may be awarded an annual bonus, in the sole discretion of Sealife. Mr. McCaslin's compensation is reviewed annually by our Board at the beginning of each fiscal year. The term of Mr. McCaslin's employment is six years, however, under California law, we and Mr. McCaslin may terminate Mr. McCaslin's employment agreement at any time for any legal reason. Upon termination for reasons other than cause, Mr. McCaslin may be entitled to severance payments of up to eighteen
(18) months of base salary if Mr. McCaslin is terminated as a result of a permanent disability, and severance payments of up to six (6) months if Mr. McCaslin is terminated for failure to fulfill job functions.

     J.P. HEYES

         In January, 2004, we entered into an employment agreement with Ms. Heyes as Vice President, and entered into an amendment to such employment agreement in June, 2004. Under her employment agreement, Ms. Heyes is entitled to a salary of $100,000 per year, and may be awarded an annual bonus, in the sole discretion of Sealife. Ms. Heyes's compensation is reviewed annually by our Board at the beginning of each fiscal year. The term of Ms. Heyes' employment is five years, however, under California law, we and Ms. Heyes may terminate Ms. Heyes's employment agreement at any time for any legal reason. Upon termination for reasons other than cause, Ms. Heyes may be entitled to severance payments of up to eighteen (18) months of base salary if Ms. Heyes is terminated as a result of a permanent disability, and severance payments of up to six (6) months if Ms. Heyes is terminated for failure to fulfill job functions.

     BARRE RORABAUGH

         In June, 2004 our wholly-owned subsidiary, Sealife Marine Products, Inc., entered into an employment agreement with Mr. Rorabaugh as President. Under his employment agreement, Mr. Rorabaugh is entitled to a salary of One Hundred Fifty Thousand Dollars per year, subject to adjustment, upward but not downward, by the Board on an annual basis at the beginning of each fiscal year. Mr. Rorabaugh's base salary is payable in cash and shares of our common stock, which shares are issued to the Executive without restriction pursuant to a Form S-8 Registration Statement. Mr. Rorabaugh is also entitled to a performance bonus determined in accordance with a management incentive plan to be agreed upon between Mr. Rorabaugh and our Board of Directors on an annual basis. Mr. Rorabaugh's employment agreement terminates on December 31, 2008, however, under California law, we and Mr. Rorabaugh may terminate Mr. Rorabaugh's employment agreement at any time for any reason.

         TERMINATION AND SEVERANCE PROVISIONS

         If Mr. Rorabaugh is terminated "without cause," i.e. for any reason other than (i) death, (ii) permanent disability, (iii) any act or omission knowingly undertaken or omitted by Mr. Rorabaugh with the intent of causing damage to us, our properties, assets or business or our shareholders, officers, directors or employees; (iv) any act of Mr. Rorabaugh involving a material personal profit to Mr. Rorabaugh involving our properties, assets or funds or any of our subsidiaries, including, without limitation, any fraud, misappropriation or embezzlement; (v) Mr. Rorabaugh's consistent failure to perform his normal duties or any obligation under any provision of this Agreement, in either case, as directed by the Board and following written notice by the Board and a reasonable opportunity to cure by him; (vi) conviction of, or pleading nolo contendere to, (A) any crime or offense involving monies or other property of ours; (B) any felony offense; or (C) any crime of moral turpitude; or (vii) the chronic or habitual use or consumption of drugs or alcoholic beverages, then we must continue to pay Mr. Rorabaugh's then-current base salary
(A) for a period of two (2) months if the effective date of such termination occurs prior to the three (3)-month anniversary of the effective date of the agreement; (B) for a period of four (4) months if the effective date of such termination occurs between the three (3)-month and the six (6)-month anniversaries of the effective date of the agreement; (C) for a period of six
(6) months if the  effective  date of such  termination  occurs  between the six
(6)-month and the twelve (12)-month anniversary of the effective date of the agreement; and (D) for a period of twelve (12) months if the effective date of such termination occurs after the twelve (12)-month anniversary of the effective date of the agreement; and Mr. Rorabaugh shall retain only those incentive options that have vested prior to the effective date of such termination. Notwithstanding the foregoing, in the event that Mr. Rorabaugh's employment is terminated "without cause" within one (1) year following the Effective Date, the severance payment described above will be paid (i) one-half in the form of our common stock having a value at the time of issuance, based on the average trading price of our common stock, as quoted on the Over The Counter Bulletin Board, for the twenty
(20) consecutive trading days immediately preceding the date of issuance of such shares of our common stock, of not less than one-half of the dollar amount of the applicable severance payment to be issued to Mr. Rorabaugh without restriction pursuant to a Form S-8 Registration Statement, and (ii) one-half in the form of our common stock having a value at the time of issuance, based on the average trading price of our common stock, as quoted on the Over-The-Counter Bulletin Board, for the twenty (20) consecutive trading days immediately preceding the date of issuance of such shares of common stock, of not less than one-half of the dollar amount of the applicable severance payment the resale of which is subject to the restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended. We are not obligated to pay Mr. Rorabaugh any amounts following his termination without cause from and after any time that Mr. Rorabaugh accepts an employment or consulting position with any person or entity that is determined by the Board, in the exercise of its reasonable discretion, to be our competitor.

GAEL HIMMAH, CHIEF CONSULTING SCIENTIST

         We entered into a Consulting Agreement with Gael Himmah, our Chief Consulting Scientist, doing business as Aspen Laboratories, Ecosys International and Sealife Marine Coatings, on January 1, 2003, and amended the agreement in August, 2004. Pursuant to the consulting agreement Mr. Himmah is to be paid $12,500 per month in exchange for providing consulting services to us associated with development, testing, and marketing of our products. In lieu of cash, Mr. Himmah has consistently elected to be paid in our common stock. The consulting agreement terminates January 1, 2008, unless earlier terminated.

         As of January 1, 2005, we were $12,500 in arrears in payments owed to Mr. Himmah under the Consulting Agreement, and an additional $120,000 is claimed by Mr. Himmah as due and owing for services rendered prior to 2003.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

         Our Articles of Incorporation are silent as to indemnification of our officers and directors. However, Our bylaws require Sealife Corporation to indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided further, that we are not required to indemnify any director or officer in connection with any proceeding (or party thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, or (iii) such indemnification is provided by us, in our discretion, pursuant to the powers vested in us under the Delaware General Corporation Law.

         A shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table presents information regarding the beneficial ownership of our common stock as of January 15, 2004 and as adjusted to reflect the sale of the common stock in this offering by:

         o        each  of  the  executive   officers   listed  in  the  summary
                  compensation table;

         o        each of our directors;

         o        all of our directors and executive officers as a group;

         o each shareholder known by us to be the beneficial owner of more than 5% of our common stock; and

         o        each of the Selling Shareholders.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock that may be acquired upon exercise of warrants that are currently exercisable or exercisable within 60 days of January 15, 2004 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         The information presented in this table is based on 17,249,947 shares of our common stock outstanding on January 11, 2005. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Sealife Corporation, 54601 W. Slauson, Culver City, CA 90293.

                                            NUMBER OF SHARES                      NUMBER OF SHARES
                                          BENEFICIALLY OWNED                     BENEFICIALLY OWNED
                                          PRIOR TO OFFERING                        AFTER OFFERING
                                       -----------------------   NUMBER OF    ------------------------
                                                   PERCENTAGE      SHARES                  PERCENTAGE
                                                    OF SHARES      BEING                    OF SHARES
      NAME OF BENEFICIAL OWNER         NUMBER      OUTSTANDING    OFFERED       NUMBER     OUTSTANDING
-----------------------------------   ---------    -----------   ---------    ---------    -----------
  EXECUTIVE OFFICERS AND DIRECTORS:
Robert McCaslin ...................   3,722,500       21.5%              0    3,722,500      21.5%
J.P. Heyes ........................   1,595,044        9.2%              0    1,595,044       9.2%
Barre Rorabaugh ...................         615          *               0          615         *

All 3 directors and executive
   officers as a group ............   5,318,159       30.8%              0    5,318,159      30.8%

          5% SHAREHOLDERS:
Gael Himmah .......................   1,542,356        8.9%              0    1,542,356       8.9%


        SELLING SHAREHOLDERS:
James M. Barron (1) ...............     235,000        1.4%        225,000       10,000         *
Stephen P. Barron (2) .............     225,000        1.4%        225,000            0         *
Joseph P. Regoli (3) ..............   1,003,301        5.6%        225,000       63,301         *


                                       35


Michael Sahl (4) ..................     816,000        4.6%        200,000      616,000         *
Brokers Unlimited, Inc.(5) ........     725,000        4%          725,000            0         *

All Selling Shareholders as a group   2,279,301       12.4%      1,600,000      689,301       3.9%

TOTAL: ............................   9,139,816       49.6%      1,600,000    7,539,816      43.7%

*       Less than 1%

(1) 165 Camille Court, Alamo, California 94507. Includes 10,000 shares of common stock held by the James A. Barron IRA over which Mr. Barron has voting and investment power

(2)      403 Sprucewood Ct., Pleasant Hill, CA 94523.

(3) 1821 Glenhaven Ave., Walnut Creek, California 94595. Consists of (i) 242,587 common shares, (ii) 35,714 shares which may be issued upon exercise of warrants, and (iii) 725,000 shares of common stock held, or which may be issued to Brokers Unlimited, Inc. over which Mr. Regoli has voting and investment power.

(4) P.O. Box 435, Point Arena, California 95468. Consists of (i) 416,000 shares of common stock; and (ii) 400,000 shares of common stock which may be issued upon exercise of warrants.

(5) 1521 Locust St., Walnut Creek, CA 94596. Consists of (i) 111,500 shares of common stock; and (ii) 613,500 shares of common stock which we may issue to the Selling Shareholder pursuant to the terms of that certain Consulting Agreement between us and the Selling Shareholder effective November 23, 2004. Mr. Joseph Regoli exercises voting and investment authority over the shares held by this Selling Shareholder.

                           RELATED PARTY TRANSACTIONS

         Other than the employment arrangements described above in "Executive Compensation" and the transactions described below, since April 4, 2002 (inception) there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o        in which the amount involved exceeds $60,000; and

         o in which any director, executive officer, Selling Shareholder named in this prospectus, other shareholder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

         On September 17, 2003 we entered into an agreement with Gael Himmah to purchase all proprietary rights and interest in four products and processes developed by him. The purchase price was $400,000 and was paid with 400,000 shares of our common stock.

         In connection with purchase of certain technologies from Division G, Inc. on June 30, 2002, we issued a ten-year note for $1,220,309 to Gael Himmah. The note is to be paid based on our sales, i.e. at 5% of the first $3,000,000 of sales, and at 2.5% on the sales in excess of that amount, until paid in full. In addition to payment based on our sales, the note required monthly payments and the note bears interest at the rate of 7% per annum. The note may be converted at the option of the holder into our common stock at a conversion price, which is equivalent to 80% of the market price, based on the average bid price for the 30 days immediately preceding the date of conversion. On January 2, 2003, Mr. Himmah converted $1,000,000 of the note for 1,000,000 shares of SeaLife Corporation common stock. The balance of the note at May 31, 2004 and 2003 including accrued interest was $303,816 and $283,334 respectively.

TRANSACTIONS WITH SELLING SHAREHOLDERS

         On November 23, 2004, we and our wholly-owned subsidiary Sealife Marine Products, Inc. ("SeaLife Marine"), entered into a consulting agreement (the "Consulting Agreement") with Brokers Unlimited, Inc. ("BUI") pursuant to which BUI will provide product testing services, advertise and market our products and participate in the government approval process for our products in Europe. Pursuant to the Consulting Agreement, BUI, and certain of its equity owners, Joseph Regoli, Stephen Barron and James Barron, were issued an aggregate of 786,500 shares of common stock of the Company in connection with various services previously performed on our behalf and SeaLife Marine, including testing of SeaLife Marine products related to required government approvals, trade show management, and the development of a European distribution network, and in exchange for the future services to be provided pursuant to the Consulting Agreement, BUI will be issued additional shares of our common stock having an aggregate value of $115,000, which shares will be issuable in monthly installments over the eight month term of the Consulting Agreement.

         We and BUI are currently also parties to that certain Sales Force Agreement dated as of January 21, 2004, pursuant to which BUI functions as SeaLife Marine's worldwide sales agent.

         In October 2003, we issued 200,000 shares of our common stock and warrants to purchase 400,000 shares of our common stock for an aggregate purchase price of $50,000 to Michael Sahl pursuant to the terms of a subscription agreement. Warrants to purchase 200,000 shares of our common stock were exercisable for $0.75 per share and warrants to purchase an additional 200,000 shares of our common stock were exercisable for $1.25 per share. All of the warrants expired on November 23, 2004.

         In January 2004 we issued 17,857 shares of our common stock and warrants to purchase 35,714 shares of our common stock for an aggregate purchase price of $50,000 to Mr. Regoli. Warrants to purchase 17,857 shares of our common stack exercisable for $0.75 per share and warrants to purchase an additional 17,857 shares of our common stock were exercisable for $1.25 per share. All of the warrants expired on January 3, 2005.

                          DESCRIPTION OF CAPITAL STOCK

         As of January 18, 2004, our authorized capital stock consisted of:

         o 100,000,000 shares of common stock, par value $0.0001 per share; and

         o 10,000,000 shares of preferred stock, par value $0.0001 per share.

         As of January 11, 2005, there were outstanding:

         o 17,249,947 shares of common stock held by approximately 112 shareholders of record;

DESCRIPTION OF THE COMMON STOCK WE MAY OFFER

         The following description of our common stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock but is not complete. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, and bylaws that are incorporated by reference into the registration statement which includes this prospectus.

         We will describe in a prospectus supplement the specific terms of any common stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock may differ from the terms described below.

COMMON STOCK

     DIVIDEND RIGHTS

         Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board may determine.

     VOTING RIGHTS

         Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

     NO PREEMPTIVE OR SIMILAR RIGHTS

         Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

     RIGHT TO RECEIVE LIQUIDATION DISTRIBUTIONS

         Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of convertible preferred stock.

PREFERRED STOCK

     AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

         We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding. No shares of preferred stock are currently outstanding. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Sealife Corporation and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

ANTI-TAKEOVER PROVISIONS

         Certain provisions of our certificate of incorporation and Delaware law may have the effect of delaying, deferring or discouraging another person from acquiring control of Sealife.

     CHARTER AND BYLAW PROVISIONS

         Our certificate of incorporation, as amended, allows our Board to issue 10,000,000 shares of Preferred Stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. In the event that the Board designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an Anti-Takeover effect. The preferred stock authorized in our certificate of incorporation, as amended, may inhibit changes of control that are not approved by our Board. These provisions could limit the price that future investors might be willing to pay in the future for our common stock. This could have the effect of delaying, deferring or preventing a Change in Control of the Company. The issuance of preferred stock could also effectively limit or dilute the voting power of our shareholders. Accordingly, such provisions of our certificate of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

         In addition, our certificate of incorporation, as amended, requires that shareholder action be taken at an annual or special meeting of shareholders, and prohibits shareholder action by written consent. This provision may have an Anti-Takeover effect by preventing even majority shareholders from taking action other than at an annual or special meeting of shareholders at which the proposal is submitted to shareholders in accordance with the advance notice provisions of our bylaws.

         DELAWARE LAW

         In addition to the provisions of its bylaws, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

         - prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

         - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

         - on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2 / 3 % of the outstanding voting stock that is not owned by the interested stockholder.

         Section 203 defines "business combination" to include the following:

         - any merger or consolidation involving the corporation and the interested stockholder;

         - any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder.

         - subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

         - any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

         - the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation.

LISTING

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the trading symbol "SLIF."

                              PLAN OF DISTRIBUTION

         SELLING SHAREHOLDERS

         We are registering the shares of common stock, in part, on behalf of the Selling Shareholders. Sales of shares may be made by Selling Shareholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

         o purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in making short sales or in transactions to cover short sales;

         o        put or call option transactions relating to the shares; and

         o        any other method permitted under applicable law.

         The Selling Shareholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

         The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

         The Selling Shareholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the Selling Shareholders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

         The Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of each such selling security holder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the initial price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees in connection with the registration of the shares held by the Selling Shareholders. The Selling Shareholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of their shares.

         The market price of our common stock, for purposes of calculating the purchase price under the BUI Agreement is the volume weighted average trading price per share (or "VWAP") of our common stock, as quoted on the Over-the-Counter Bulletin Board, for the twenty (20) consecutive trading days immediately preceding the date of issuance of such shares.

         The table below sets forth the number of shares and the percentages of our common stock that BUI would be issued going forward in exchange for services valued at a total of $115,000, pursuant to the terms of the BUI Agreement if the value of the stock, according to the formula contained in the BUI Agreement, increased or decreased as shown in the table:

Percentage Increase or                                            Percentage of
Decrease in January 13        Assumed           Shares of          Outstanding
     Closing Price              VWAP           Common Stock       Common Stock
---------------------      ---------------     ------------       ------------
         +25%                   $0.39             294,872             1.7%
         +50%                   $0.46             250,000             1.4%
         +75%                   $0.54             212,963             1.2%
         -25%                   $0.23             500,000             2.8%
         -50%                   $0.16             718,750             4.0%
         -75%                   $0.08            1,277,778            6.9%

         SEALIFE CORPORATION SALES

         We may sell the common stock registered hereby:

         o        through one or more underwriters or dealers,

         o        directly to purchasers, whether or not through agents, or

         o        through a combination of any of these methods of sale.

         We may distribute the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, except that in no event will the common stock be issued at a price less than $1.00 per share.

         We will describe the method of distribution of the common stock in the applicable prospectus supplement.

         Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

         We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

         In connection with the offering of the common stock, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

         The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

         Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol "SLIF." Any shares of common stock sold pursuant to a prospectus supplement will be listed on Over-the-Counter Bulletin Board, subject to official notice of issuance.

                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Encino, California, will pass upon the validity of the common stock to be offered by this prospectus for us.

                                     EXPERTS

         The consolidated financial statements of Sealife Corporation as of May 31, 2004 and for the four month period ended September 30, 2004, included in this prospectus have been so included in reliance on the report of Pollard-Kelley Auditing Services, Inc., independent registered accountants, given on the authority of said firm as experts in auditing and accounting.

         Stubbs Alderton & Markiles, LLP will pass on the validity of the shares of common stock offered hereby.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

            Our bylaws include  indemnification  provisions  under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as our directors or officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at HTTP://WWW.SEC.GOV.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----

AUDITED FINANCIAL STATEMENTS:

   Report of Independent Registered Public Accounting Firm..................F-2

   Consolidated Balance Sheet at May 31, 2004 and May 31, 2003..............F-3

   Consolidated Statement of Operations for the
      year ended May 31, 2004, and the period from April 4, 2002
      (inception) through May 31, 2004......................................F-4

   Condensed Consolidated Statement of Changes in Stockholders'
      Deficiency for the year ended May 31, 2004, and the period from April 4, 2002 (inception) through May 31, 2004...................F-5

   Consolidated Statement of Cash Flows for the
      year ended May 31, 2004, and the period from April 4, 2002
      (inception) through May 31, 2004......................................F-6

   Notes to the Consolidated Financial Statements...........................F-7

UNAUDITED FINANCIAL STATEMENTS:

   Consolidated Balance Sheet at September 30, 2004 and
      May 31, 2004..........................................................F-14

   Consolidated Statement of Income for the one month ended
      June 30, 2004 and 2003, three months ended September 30, 2004 and 2003, and the four months ended September 30, 2004 and 2003.......F-15

   Consolidated Changes in Stockholders' Equity for the period ended September 30, 2004..............................................F-18

   Consolidated Statement of Cash Flows for the four months ended
      September 30, 2004 and September 30, 2003.............................F-19

   Notes to the Consolidated Financial Statements...........................F-20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
Sealife Corporation and Subsidiaries

We have audited the accompanying balance sheets of Sealife Corporation and Subsidiaries (a Development Stage Company) as of May 31, 2004 and 2003, and the related statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period ended May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has not generated significant revenues or profits to date. This factor among others may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at May 31, 2004 and 2003, and the results of its operations and it cash flows for each of the two years in the period ended May 31, 2004, in conformity with U.S. generally accepted accounting standards.

Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
August 28, 2004

                               SEALIFE CORPORATION

                                    CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2004
                                    (audited)


SEALIFE CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
May 31, 2004 and 2003
                                                      May 31,          May 31,
                                                       2004             2003
                                                    -----------     -----------
                  ASSETS
Current Assets
     Cash ......................................         34,056             558
     Inventory .................................          6,000           6,000
     Prepaid expenses ..........................        403,332            --
                                                    -----------     -----------
        Total Current Assets ...................        443,388           6,558
Other Assets
     Technology ................................      1,735,309       1,335,309
     Less: accumulated amortization ............       (189,512)        (81,602)
                                                    -----------     -----------
                                                      1,545,797       1,253,707
                                                    -----------     -----------

        Total Assets ...........................    $ 1,989,185     $ 1,260,265
                                                    ===========     ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Notes payable .............................    $   130,000     $      --
     Accounts payable ..........................         54,531         121,300
     Accounts payable - shareholders ...........         61,130          63,693
     Accrued wages .............................         64,560            --
     Accrued interest ..........................          4,584            --
     Accrued payroll taxes .....................          8,382            --
     Current portion of long-term debt .........          3,291           1,920
                                                    -----------     -----------

          Total Current Liabilities ............        326,478         186,913

Long-Term Debt
     Notes payable .............................        315,025         281,414

Stockholders' Equity
     Common stock ..............................          1,454             956
     Additional paid in capital ................      3,855,368       1,493,067
     Retained deficit ..........................     (2,509,140)       (702,085)
                                                    -----------     -----------
                                                      1,347,682         791,938
                                                    -----------     -----------

        Total Liabilities and Stockholders'
            Equity .............................    $ 1,989,185     $ 1,260,265
                                                    ===========     ===========

See accompanying notes and accountant's report.

                               SEALIFE CORPORATION

                                    CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)
                                  MAY 31, 2004
                                    (audited)


SEALIFE CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF INCOME
For the Years Ended June 30, 2004 and 2004 and for the
  Period from April 4, 2002 (Date of Inception) Through May 31, 2004 (Since Inception)


                                       MAY 31,         MAY 31,         SINCE
                                        2004            2003         INCEPTION
                                    -----------     -----------     -----------

Sales ..........................    $    27,416     $    38,402     $    65,818

Cost of sales ..................        125,386          76,424         201,810
                                    -----------     -----------     -----------

        Gross Profit ...........        (97,970)        (38,022)       (135,992)

Sales and marketing ............         26,712          58,618          85,330
General and administrative .....      1,682,373         590,719       2,287,818
                                    -----------     -----------     -----------
                                      1,709,085         649,337       2,373,148
                                    -----------     -----------     -----------

Net Loss .......................    $(1,807,055)    $  (687,359)    $(2,509,140)
                                    ===========     ===========     ===========

See accompanying notes and accountant's report.

                               SEALIFE CORPORATION

                                    CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                  MAY 31, 2004
                                    (audited)

SEALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CHANGES OF STOCKHOLDERS' EQUITY
For the Period from April 4, 2002 (Date of Inception) to May 31, 2004

                                                                                       ADDITIONAL
                              PREFERRED STOCK                  COMMON STOCK              PAID IN         RETAINED
                           SHARES          AMOUNT          SHARES         AMOUNT         CAPITAL         DEFICIT          TOTAL
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------
Balance at Inception .          --      $       --              --     $       --      $       --      $       --      $       --
   Stock for services           --              --           125,000          1,250            --              --             1,250
   Contributed capital          --              --         2,125,000         21,250          43,750            --            65,000
   Sale of stock .....          --              --            81,500            815          80,685            --            81,500
   Net loss for the
      period .........          --              --              --             --              --           (14,726)        (14,726)
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------
Balance at
  June 30, 2003 ......          --              --         2,331,500         23,315         124,435         (14,726)        133,024
  Stock for services .          --              --             6,500              7           6,493            --             6,500
  Sale of stock ......          --              --           179,200            179         179,021            --           179,200
  SeaLife merger/par
     value change ....     2,000,000             200       4,109,646        (22,838)     17,089,260     (17,066,617)              5
  Recapitalization ...          --              --              --             --       (17,066,617)     17,066,617            --
  Cancel of preferred     (1,840,000)           (184)           --             --               184            --              --
  Conversion of
     preferred .......      (160,000)            (16)      1,600,000            160            (144)           --              --
  Stock for debt .....          --              --         1,000,000            100         999,900            --         1,000,000
  Stock for services .          --              --           331,960             33         160,535            --           160,568
  Net loss for the
     period ..........          --              --              --             --              --          (687,359)       (687,359)
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------
Balance May 31, 2003 .          --              --         9,558,806            956       1,493,067        (702,085)        791,938
  Stock for services .          --              --         4,261,088            426       1,833,134            --         1,833,560
  Stock for Technology          --              --           400,000             40         399,960            --           400,000
  Sale of stock ......          --              --           316,261             32         129,207            --           129,239
  Net loss for the
     period ..........          --              --              --             --              --        (1,807,055)     (1,807,055)
                        ------------    ------------    ------------   ------------    ------------    ------------    ------------
Balance May 31, 2004 .          --      $       --        14,536,155   $      1,454    $  3,855,368    $ (2,509,140)   $  1,347,682
                        ============    ============    ============   ============    ============    ============    ============

See accompanying notes and accountant's report.

                               SEALIFE CORPORATION

                                    CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                  MAY 31, 2004
                                    (audited)

SEALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended June 30, 2004 and 2004 and for the
     Period from April 4, 2002 (Date of Inception) Through May 31, 2004
     (Since Inception)

                                                        May 31,       May 31,         Since
                                                         2004          2003         Inception
                                                     -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Loss ....................................   $(1,807,055)   $  (687,359)   $(2,509,140)
     Adjustments to reconcile net loss to net
       cash provided used in operating activities
          Amortization ...........................       107,910         81,602        189,512
          Stock for services expenses ............     1,474,228        167,068      1,642,546
       Changes in Current Assets and liabilities:
          (Increase) in Inventories ..............          --           (6,000)        (6,000)
          (Increase) in Prepaid expenses .........       (44,000)          --          (44,000)
          (Decrease) Increase in Accounts payables       (66,769)       120,856         54,531
          Increase in Accrued wages ..............        64,560           --           64,560
          Increase in Accrued interest ...........        39,566         63,025        102,591
           Increase in Accrued payroll taxes .....         8,382         63,025          8,382
                                                     -----------    -----------    -----------
          NET CASH (USED) BY
               OPERATING ACTIVITIES ..............      (223,178)      (197,783)      (497,018)

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of Technologies ....................          --             --       (1,335,309)
                                                     -----------    -----------    -----------
          NET CASH (USED) BY
               INVESTING ACTIVITIES ..............          --             --       (1,335,309)

CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of Common stock ........................       129,239        179,200        454,939
     Increase in Notes payable ...................       130,000        130,000
     Increase in Long-term debt ..................          --             --        1,220,309
     (Decrease) Increase in Accounts payable SH ..        (2,563)        63,693         61,130
                                                     -----------    -----------    -----------
          NET CASH PROVIDED BY
               FINANCING ACTIVITIES ..............       256,676        242,893      1,866,378
                                                     -----------    -----------    -----------


NET INCREASE (DECREASE) IN CASH ..................        33,498         45,110         34,051
CASH AT BEGINNING OF PERIOD ......................           558         18,468           --
CASH OBTAINED IN MERGER ..........................          --                5              5
                                                     -----------    -----------    -----------
CASH AT END OF PERIOD ............................   $    34,056    $    63,583    $    34,056
                                                     ===========    ===========    ===========


See accompanying notes and accountant's report.

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2004
                                    (audited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


History:

SeaLife Corp., a Nevada corporation ("SeaLife Nevada"), was incorporated on January 21, 2002. On February 4, 2002, SeaLife Nevada formed a wholly owned subsidiary, SeaLife Marine Products, Inc., a California corporation. The subsidiary was formed to concentrate on the marine product applications of the Technologies owned.

On June 30, 2002, SeaLife Nevada entered into an agreement with the three shareholders' of Division G, Inc. to exchange 100% of the stock of Division G, Inc. for 2,100,000 million shares of SeaLife Nevada's common stock. The agreement was to be effective July 1, 2002. At the time of acquisition, Division G, Inc. assets consisted of ownership of all rights in perpetuity to
GreaseBeast(TM), a grease treatment and cleaner, Soil ResQ(TM), a soil conditioning product, OilEx(TM), a soil detoxification and rebuilding product, and MuniMix(TM) a sewer clean-up and detoxification product. All products were in the early stages of development. Division G, Inc. had no liabilities at the time of acquisition and remains dormant to this day.

On July 31, 2002, SeaLife Nevada formed a wholly owned subsidiary, Proterra Technologies, Inc., a California corporation. The subsidiary was formed to concentrate on agricultural product applications.

On December 20, 2002, SeaLife Nevada was acquired by SeaLife Corporation, a Delaware corporation (formerly Integrated Enterprises, Inc.), a public reporting corporation (the "Company"). The Company was a shell at the time of the acquisition and therefore the acquisition was treated as a reverse merger whereby the acquired company is treated as the acquiring company for accounting purposes. At the same time as the merger, the Company affected a 15 to 1 reverse stock split.

A corporate history of the Company is as follows:

Sealife Corporation, formerly Integrated Enterprises, Inc., formerly Vast Technologies Holding Company, Inc., formerly Fraser Realty Group, Inc., is the successor to Fraser Mortgage Investments (the Trust), an unincorporated association in the form of a business trust organized in Ohio under the Declaration of Trust dated May 7, 1969. At a special meeting of the shareholders of the Trust held on August 28, 1984 a plan of reorganization was approved pursuant to which:

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                  MAY 31, 2004
                                    (audited)


         1.       All of the assets of the Trust were sold to FRG;
         2.       FRG assumed all of the Trust's liabilities and obligations;
         3. Each issued and outstanding share of the Trust was converted into one share of FRG common stock; and
         4.       The Trust was terminated.

The purpose of the proposed reorganization was to convert the Trust to a business organization taxable as an ordinary corporation, instead of a real estate investment trust, under Federal income tax laws. Unless the context otherwise requires, the term FRG includes its predecessor, the Trust.

FRG  invested in real estate and  mortgage  loans.  FRG was  organized as a real estate trust, primarily for the purpose of making passive investments in real estate and passing through the income realized from such investments to its shareholders. From its inception, FRG financed its real estate investment operations principally through sale of common stock, and short-term debt financing, including both bank borrowings and the issuance of commercial paper. FRG saw its real estate investments evolve from principally short-term construction loans to a mix of variable and fixed-rate mortgage loans of which a significant portion consists of mortgage positions on improved and unimproved land held by investors for development purposes. Accordingly, FRG's investments in mortgage loans represent long-term assets with the realization dates dependent upon the equity holder's ability to complete development projects or obtain refinancing from other sources. At the same time, bank notes payable and commercial paper outstanding were all short-term borrowings renewable at the option of the note holders. FRG relied on these short-term borrowings, the intermittent repayment of loans and the refinancing or sale of portfolio investments in order to meet its current obligations. During fiscal 1989, cash provided from these sources was wholly inadequate to provide working capital to fund operations. Management was unable to secure additional financing or find other means of obtaining needed cash in fiscal 1990 to permit FRG to meet its current obligations. Accordingly, management determined that there was no reason to continue operating and, thus, incurring further losses. FRG has been inactive since 1990 and has not conducted any business since that time.

On August 4, 1998, the Chairman of the Board and President and with first receiving the consent, approval and authorization of FRG's Board of Directors, filed with the Secretary of State of Delaware for renewal, revival and restoration of the Company's Certificate of Incorporation.

On October 27, 1999 the Company entered into an Acquisition Merger agreement with a private company, Motorsports USA, Inc. The Company also effected a name change at that time to Motorsports USA, Inc. With this transaction certain assets became the property of the Company. However, the custody and control of such assets were not perfected and the management of the private company evidenced tentative compliance with SEC reporting requirements. This condition was considered intolerable to the Company's Board of Directors and accordingly on August 1, 2000 the transaction was rescinded. The Company also changed its name on June 1, 2000 to Vast Technologies Holding Company. Accordingly the enclosed financial statements were prepared as if the merger with Motorsports USA, Inc. had not taken place.

On June 11, 2001 the Company changed its name to Integrated Enterprises, Inc., issued 12,000,000 shares of common stock for services and reverse split its common Shares, one new common share for each ten old common shares with a par value of $ 0.0001 per share.

On December 17, 2002, the Company acquired all of the issued and outstanding shares of SeaLife Nevada in exchange for a substantial majority of the common stock of the Company.

Basis of Consolidation:
The accompanying consolidated financial statements include the accounts of the Company, SeaLife Nevada, a wholly-owned subsidiary of the Company, and SeaLife Marine Products, Inc., Proterra Technologies, Inc. and

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                  MAY 31, 2004
                                    (audited)


Division  G,  Inc.,  SeaLife  Nevada's  three  wholly-owned  subsidiaries.   All
significant   inter-company  accounts  and  transactions,   if  any,  have  been
eliminated in consolidation.

Cash and Cash Equivalents:

For the purposes of the Statement of Cash Flows, the Company considers all short-term debt securities to be cash equivalents.

Income Taxes:
The Company accounts for income taxes under a method which requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements carrying amounts and tax basis of assets and liabilities using enacted tax rates. The Company presently prepares its tax return on the cash basis and its financial statements on the accrual basis. No deferred tax assets or liabilities have been recognized at this time, since the Company has shown losses for both tax and financial reporting. The Company's net operating loss carryforward at May 31, 2004 is approximately $2,250,000.

Amortization:
The Company provides for amortization of the technologies purchased, utilizing the straight-line method to apportion costs over a 15 year estimated life.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Development Stage:
The Company is classified as a development stage entity since it devotes most of its activities to establishing business and its principal activities have not yet commenced.

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                  MAY 31, 2004
                                    (audited)


NOTE 2 - TECHNOLOGIES


SeaLife Marine entered into an asset purchase agreement to acquire certain technologies from a third party developer on June 30, 2002. The purchase price was $1,335,309. Under this purchase agreement the Company acquired the following:

         1-       Patent application rights for EPA registration  number 70214-1 and all modifications, enhancements and improvements thereon.
         2-       All rights in perpetuity in and to SeaLife 1000,  SeaLife 2000
                  (now known as SeaLife  1000  OutDrive(TM)),  and SeaLife  3000
                  (now known as SeaLife 1000 XP(TM)),  present and future marine coating and all  modifications,  variations,  enhancements and improvements thereon.
         3-       Full power to enforce its ownership interests.

SeaLife 1000 is a solvent based, anti-fouling coating for underwater use. It provides a unique anti-shell, anti-algae, anti-fungus and anti-rust coating, with competitive results.

SeaLife 1000 OutDrive(TM) is a solvent-based, anti-fouling coating for submerged marine use. This product is in the early stages of development.

SeaLife 1000 XP(TM) is a water based coating with an advanced anti-rust additives for the above water application. This product is in the early stages of development.

The purchased technologies are being amortized on the straight-line basis over a 15-year life. It is management's opinion that 15 years represents a reasonable estimate of product life at this time.

On September 17, 2003 the Company entered into an agreement with Gael Himmah to purchase all proprietary rights and interests in four products and processes developed by him. Two of the products are for the agriculture market and the other two appeal to a broader market and are for soil recovery. The purchase price was $400,000 and was paid with 400,000 shares of the Company's common stock. These proprietary rights and interests are being amortized on a straight-line basis over a 15-year life. It is management's opinion that 15 years represents a reasonable estimate of the product life at this time.

Amortization expense for the periods is as follows:

                          Ended:

                          MAY 31, 2004        MAY 31, 2003         INCEPTION
                          ------------        ------------         ---------
        AMORTIZATION        $107,910             $81,602           $189,512

All of the technologies acquired by the Company are referred to herein as the "Technologies."

Future amortization expense for the next five years is as follows:

                             2005     $115,688
                             2006     $115,688
                             2007     $115,688
                             2008     $115,688
                             2009     $115,688

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                  MAY 31, 2004
                                    (audited)


NOTE 3 - NOTES PAYABLE


Current Notes Payable:
On January 9, 2004, the Company, in connection with a consulting contract, entered into a $30,000 note with an individual. The note is due January 8, 2005, is unsecured, and does not call for any payments until maturity. The interest rate is 7% per annum. The balance of the note at May 31, 2004 and 2003 was $30,000 and $0 respectively.

On January 9, 2004, the Company, in connection with a consulting contract, entered into a $100,000 note with an individual. The note is due January 8, 2005, is unsecured, and does not call for any payments until maturity. The interest rate is 7% per annum. The balance of the note at May 31, 2004 and 2003 was $100,000 and $0 respectively.

Long - Term Debt - Notes Payable:

In connection with purchase of the Technologies from Division G, Inc. on June 30, 2003, the Company entered into a ten-year note for $1,220,309. The note is to be paid based on the Company's sales, i.e. at 5% of the first $3,000,000 of sales, and at 2.5% on the sales in excess of that amount, until paid in full. The note payment is to be paid monthly and the note bears interest at the rate of 7% per annum. The note may be converted at the option of the holder to the common stock of the company at a conversion price, which is equivalent to 80% of the market price, based on the average bid price for the last 30 days. On January 2, 2003, the holder converted $1,000,000 of the note for 1,000,000 shares of SeaLife Corporation common stock. The balance of the note at May 31, 2004 and 2003 including accrued interest was $303,816 and $283,334 respectively.

At May 31, 2004, there remained $3,291 past due on the note. The note has certain default provisions and stated period of times to correct the default. The note holder has not formally notified the Company of default.

On June 14, 2003, the Company borrowed $14,500 from an individual. The note is due June 14, 2008, is unsecured, and does not call for any payments until maturity. The interest rate is 7.5% per annum. The balance of the note at May 31, 2004 and 2003 was $14,500 and $0 respectively.

Because of the repayment schedule of the note and an inability to accurately forecast future sales, maturities on long-term debt annually can not be computed.


NOTE 4 - COMMON STOCK

The Company has 100,000,000 shares of $.0001 par value common stock authorized. At May 31, 2004 and 2003, the Company had 14,536,155 and 9,558,806 shares outstanding respectively.

During the year ended May 31, 2004, the Company issued 4,661,088 shares of common stock for services and proprietary rights. The shares issued and value assigned for these shares are as follows:

                    SERVICE                       SHARES            VALUE
     ------------------------------------       ----------       ----------

     Business Consulting ................        1,664,000       $  963,120
     Legal Services .....................          385,000          205,000
     Officer Salaries ...................        1,612,088          365,440
     Proprietary Rights .................          400,000          400,000
     Product Consulting .................          300,000          300,000
                                                ----------       ----------

     Total Stock for Services ...........        4,661,088       $2,233,560
                                                ==========       ==========

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                  MAY 31, 2004
                                    (audited)


NOTE 5 - PREFERRED STOCK


The public shell had 2,000,000 shares of convertible preferred stock outstanding at the date of merger. These had conversion rights of 10 shares of common for each share of preferred. In an agreement signed June 24, 2003 the owners of these shares agreed to cancel 1,840,000 shares of preferred stock. The remaining 160,000 shares were converted to 1,600,000 shares of common stock of which 300,000 shares were conveyed to the original shareholders of the Company on the date prior to the merger.


NOTE 6 - CONSULTING AGREEMENT


On June 30, 2002 SeaLife Marine Products, Inc. entered into a consulting agreement with the developer of the Technologies for his advice in the use and improvement of the acquired Technologies. This agreement was assigned to the Company and revised on January 1, 2003. The consultant is to provide all necessary support in complying with government regulations, in solving specific marketing and environmental problems, in product improvement, in developing operational protocols, in advising and support on the operation of the Company's business and to assist in the purchase or manufacture of the Company's products.

The agreement calls for the consultant to receive $10,000 per month from September 1, 2002 to April 15, 2003, and $12,000 per month thereafter until September 1, 2007. During the year the consultant agreed to convert $100,000 of this payable into 100,000 shares of the Company's common stock. These amounts were settled for stock under an agreement dated September 17, 2003 (see Note 8). In addition during the quarter ended November 30, 2003 the Company entered into an additional agreement with this consultant to provide services through December 31, 2003 for an additional 300,000 shares of the Company's common stock. At May 31, 2004, the Company owed the consultant $35,000 under this agreement.

The Company entered into four separate business-consulting agreements in March of 2004. These agreements are for one year, ending in March 2005. The compensation to be paid pursuant to the agreements is 800,000 shares of the Company's common stock valued at $440,000. $359,332 was recorded as Prepaid expense in connection with these agreements at May 31, 2004.


NOTE 7 - GOING CONCERN


The Company has not generated significant revenues or profits to date. This factor among others may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 8 - RELATED PARTIES


At May 31, 2004 and 2003, the Company owed two major shareholders $61,130 and $63,693 respectively for monies advanced the Company. The amounts due are non-interest bearing and have no priority in liquidation.

The Company owed its two officers $64,560 for wages at May 31, 2004.

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                  MAY 31, 2004
                                    (audited)


NOTE 8 - RELATED PARTIES - CONTINUED


On January 1, 2004 the Company entered into a 5-year employment contract with the President of the Company. The agreement defines the duties and responsibilities of the position, provides an annual compensation of $300,000 a year, with certain vacation and sick days. The Company is required to maintain an office and certain death benefits during the term of the contract.

On January 1, 2004 the Company entered into a 4-year employment contract with the Vice President of the Company. The agreement defines the duties and responsibilities of the position, provides an annual compensation of $300,000, with annual reviews and the participation in an incentive program when adopted.

The Company also owed a consultant and the developer of the Technologies $35,000 on the consulting agreements, $3,291 past due on the loan agreement and $303,816, the balance of the loan at May 31, 2004.

During the year ended May 31, 2004, the Company issued 1,612,088 shares to its two officers for compensation.

During the year ended May 31, 2004 the Company issued 300,000 shares to the consultant and developer of the Technologies for product consulting and 400,000 shares for proprietary rights to four products and processes.


NOTE 9 - SECURITIES AND EXCHANGE COMMISSION INVESTIGATION


On August 4, 2003 the Company was advised that it is the subject of a Securities and Exchange Commission investigation. The Company is uncertain of the nature of the investigation, and no charges have been levied by the Commission against the Company to date. The Company was advised on January 23, 2004 that the SEC Staff intends to recommend that the SEC file enforcement proceedings against the Company and its Chief Executive Officer for alleged violations of sections 5 and 17(a) of the Securities Act of 1933 and Sections 10(b), 13(d)1 and 16(a) of the Securities Exchange Act of 1934, and Rules 10b-5, 13d-1 and 16a-3 thereunder. The ultimate disposition of this matter is unknown at this date.

                               SEALIFE CORPORATION

                                    CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)

SEALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
September 30, 2004 and May 31, 2004

                                                    September 30,     May 31,
                                                        2004            2004
                                                     -----------    -----------
                     ASSETS
Current Assets
 Cash ............................................   $    24,658    $    34,056
 Inventory .......................................        13,174          6,000
 Accounts receivable .............................        60,342
 Prepaid expenses ................................       291,347        403,332
                                                     -----------    -----------
      Total Current Assets .......................       389,521        443,388
Other Assets
 Technology ......................................     1,735,309      1,735,309
 Less: accumulated amortization ..................      (228,076)      (189,512)
                                                     -----------    -----------
                                                       1,507,233      1,545,797
                                                     -----------    -----------

      Total Assets ...............................   $ 1,896,754    $ 1,989,185
                                                     ===========    ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Notes payable ...................................   $   130,000    $   130,000
 Accounts payable ................................        60,144         54,531
 Accounts payable - shareholders .................        81,130         61,130
 Accrued wages ...................................       233,132         64,560
 Accrued interest ................................        15,042          4,584
 Accrued payroll taxes ...........................         8,382          8,382
 Current portion of long-term debt ...............         8,633          3,291
                                                     -----------    -----------
      Total Current Liabilities ..................       536,463        326,478
Long-Term Debt
 Notes payable ...................................       309,683        315,025
                                                     -----------    -----------
      Total Liabilities ..........................       846,146        641,503
Stockholders' Equity
 Common stock ....................................         1,509          1,454
 Additional paid in capital ......................     4,158,296      3,855,368
 Retained deficit ................................    (3,109,197)    (2,509,140)
                                                     -----------    -----------
                                                       1,050,608      1,347,682
                                                     -----------    -----------

      Total Liabilities and Stockholders' Equity .   $ 1,896,754    $ 1,989,185
                                                     ===========    ===========


Unaudited - see accompanying notes.

                               SEALIFE CORPORATION

                                    CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)

SEALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (unaudited)
For the one month ended June 30, 2004 and 2003


                                                     June 30,          June 30,
                                                       2004              2003
                                                     --------          --------

Sales ......................................         $   --            $    300

Cost of sales ..............................             --                --
                                                     --------          --------

               Gross Profit ................             --                 300

Sales and marketing ........................              427                18

General and administrative .................           94,368            11,123
                                                     --------          --------

                                                       94,795            11,141
                                                     --------          --------

Net Loss ...................................         $(94,795)         $(10,841)
                                                     ========          ========


Unaudited - see accompanying notes and accountant's report.

                               SEALIFE CORPORATION

                                    CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)


SEALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (unaudited)
For the three months ended September 30, 2004 and 2003

                                                        Three months ended
                                                          September 30,
                                                   ----------------------------
                                                      2004               2003
                                                   ---------          ---------

Sales ....................................         $ 106,842          $   2,374

Cost of sales ............................            56,091                 80
                                                   ---------          ---------

             Gross Profit ................            50,751              2,294

Sales and marketing ......................             7,837              6,562

General and administrative ...............           548,177             20,065
                                                   ---------          ---------

                                                     556,014             26,627

Net Loss .................................         $(505,263)         $ (24,333)
                                                   =========          =========


Unaudited - see accompanying notes and accountant's report.

                               SEALIFE CORPORATION

                                    CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)

SEALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (unaudited)
For the four months ended September 30, 2004 and 2003

                                                        Four Months Ended
                                                          September 30,
                                                   ----------------------------
                                                     2004                2003
                                                   ---------          ---------

Sales ....................................         $ 106,842          $   2,674

Cost of sales ............................            56,091                 80
                                                   ---------          ---------

             Gross Profit ................            50,751              2,594

Sales and marketing ......................             8,263              6,580

General and administrative ...............           642,545             31,188
                                                   ---------          ---------

                                                     650,808             37,768

Net Loss .................................         $(600,057)         $ (35,174)
                                                   =========          =========


Unaudited - see accompanying notes and accountant's report.

                               SEALIFE CORPORATION

                                    CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)

SEALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CHANGES OF STOCKHOLDERS' EQUITY
For the Period Ended September 30, 2004

                                                                                        ADDITIONAL
                                    PREFERRED STOCK               COMMON STOCK           PAID IN      RETAINED
                                  SHARES       AMOUNT         SHARES        AMOUNT       CAPITAL       DEFICIT         TOTAL
                               -----------   -----------   -----------   -----------   -----------   -----------    -----------
Balance May 31, 2004 .......        --       $     --      14,536,155    $    1,454    $ 3,855,368   $(2,509,140)   $ 1,347,682


     Stock for services ....        --             --         397,914            40        290,477          --          290,517

     Sale of stock .........        --             --          14,577            15         12,451          --           12,466

     Net loss for the period        --             --            --            --             --        (600,057)      (600,057)
                               -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance September 30, 2004 .        --       $     --      14,948,646    $     1,509   $ 4,158,296   $(3,109,197)   $ 1,050,608
                               ===========   ===========   ===========   ===========   ===========   ===========    ===========


See accompanying notes and accountant's report.

                               SEALIFE CORPORATION

                                    CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)

SEALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
For the four months ended September 30, 2004 and 2003

                                                              September 30,
                                                         ----------------------
                                                           2004          2003
                                                         ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net Loss ........................................   $(600,057)   $ (35,174)
     Adjustments to reconcile net loss to net
       cash provided used in operating activities
          Amortization ...............................     185,231         --
          Stock for services expenses ................     255,835         --
       Changes in Current Assets and liabilities:
          (Increase) in Accounts Receivable ..........     (60,342)        --
          (Increase) in Inventories ..................      (7,174)        --
          Increase in Accounts payable ...............       5,613        1,077
          Increase in Accrued wages ..................     168,572         --
          Increase in Accrued interest ...............      10,458         --
                                                         ---------    ---------
          NET CASH (USED) BY
               OPERATING ACTIVITIES ..................     (41,864)     (34,097)


CASH FLOWS FROM FINANCING ACTIVITIES
     Investor proceeds ...............................      12,466       40,000
     Increase in Notes payable .......................        --          1,028
     Increase (Decrease) in Accounts payable
         Shareholders ................................      20,000       (3,855)
                                                         ---------    ---------
          NET CASH PROVIDED BY
               FINANCING ACTIVITIES ..................      32,466       37,173
                                                         ---------    ---------

NET INCREASE (DECREASE) IN CASH ......................      (9,398)       3,076

CASH AT BEGINNING OF PERIOD ..........................      34,056          558
                                                         ---------    ---------
CASH AT END OF PERIOD ................................   $  24,658    $   3,634
                                                         =========    =========


See accompanying notes and accountant's report.

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


History:

SeaLife Corp., a Nevada corporation ("SeaLife Nevada"), was incorporated on January 21, 2002. On February 4, 2002, SeaLife Nevada formed a wholly owned subsidiary, SeaLife Marine Products, Inc., a California corporation. The subsidiary was formed to concentrate on the marine product applications of the Technologies owned.

On June 30, 2002, SeaLife Nevada entered into an agreement with the three shareholders' of Division G, Inc. to exchange 100% of the stock of Division G, Inc. for 2,100,000 million shares of SeaLife Nevada's common stock. The agreement was to be effective July 1, 2002. At the time of acquisition, Division G, Inc. assets consisted of ownership of all rights in perpetuity to
GreaseBeast(TM), a grease treatment and cleaner, Soil ResQ(TM), a soil conditioning product, OilEx(TM), a soil detoxification and rebuilding product, and MuniMix(TM) a sewer clean-up and detoxification product. All products were in the early stages of development. Division G, Inc. had no liabilities at the time of acquisition and remains dormant to this day.

On July 31, 2002, SeaLife Nevada formed a wholly owned subsidiary, Proterra Technologies, Inc., a California corporation. The subsidiary was formed to concentrate on agricultural product applications.

On December 20, 2002, SeaLife Nevada was acquired by SeaLife Corporation, a Delaware corporation (formerly Integrated Enterprises, Inc.), a public reporting corporation (the "Company"). The Company was a shell at the time of the acquisition and therefore the acquisition was treated as a reverse merger whereby the acquired company is treated as the acquiring company for accounting purposes. At the same time as the merger, the Company affected a 15 to 1 reverse stock split.

A corporate history of the Company is as follows:

Sealife Corporation, formerly Integrated Enterprises, Inc., formerly Vast Technologies Holding Company, Inc., formerly Fraser Realty Group, Inc., is the successor to Fraser Mortgage Investments (the Trust), an unincorporated association in the form of a business trust organized in Ohio under the Declaration of Trust dated May 7, 1969. At a special meeting of the shareholders of the Trust held on August 28, 1984 a plan of reorganization was approved pursuant to which:

All of the assets of the Trust were sold to FRG;
FRG assumed all of the Trust's liabilities and obligations;
Each issued and outstanding share of the Trust was converted into one share of FRG common stock; and The Trust was terminated.

The purpose of the proposed reorganization was to convert the Trust to a business organization taxable as an ordinary corporation, instead of a real estate investment trust, under Federal income tax laws. Unless the context otherwise requires, the term FRG includes its predecessor, the Trust.

FRG  invested in real estate and  mortgage  loans.  FRG was  organized as a real estate trust, primarily for the purpose of making passive investments in real estate and passing through the income realized from such investments to its shareholders. From its inception, FRG financed its real estate investment operations principally through sale of common stock, and short-term debt financing, including both bank borrowings and the issuance of commercial paper. FRG saw its real estate investments evolve from principally short-term construction loans to a mix of variable and fixed-rate mortgage loans of which a significant portion consists of mortgage positions on improved and

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)


unimproved land held by investors for development purposes. Accordingly, FRG's investments in mortgage loans represent long-term assets with the realization dates dependent upon the equity holder's ability to complete development projects or obtain refinancing from other sources. At the same time, bank notes payable and commercial paper outstanding were all short-term borrowings renewable at the option of the note holders. FRG relied on these short-term borrowings, the intermittent repayment of loans and the refinancing or sale of portfolio investments in order to meet its current obligations. During fiscal 1989, cash provided from these sources was wholly inadequate to provide working capital to fund operations. Management was unable to secure additional financing or find other means of obtaining needed cash in fiscal 1990 to permit FRG to meet its current obligations. Accordingly, management determined that there was no reason to continue operating and, thus, incurring further losses. FRG has been inactive since 1990 and has not conducted any business since that time.

On August 4, 1998, the Chairman of the Board and President and with first receiving the consent, approval and authorization of FRG's Board of Directors, filed with the Secretary of State of Delaware for renewal, revival and restoration of the Company's Certificate of Incorporation.

On October 27, 1999 the Company entered into an Acquisition Merger agreement with a private company, Motorsports USA, Inc. The Company also effected a name change at that time to Motorsports USA, Inc. With this transaction certain assets became the property of the Company. However, the custody and control of such assets were not perfected and the management of the private company evidenced tentative compliance with SEC reporting requirements. This condition was considered intolerable to the Company's Board of Directors and accordingly on August 1, 2000 the transaction was rescinded. The Company also changed its name on June 1, 2000 to Vast Technologies Holding Company. Accordingly the enclosed financial statements were prepared as if the merger with Motorsports USA, Inc. had not taken place.

On June 11, 2001 the Company changed its name to Integrated Enterprises, Inc., issued 12,000,000 shares of common stock for services and reverse split its common Shares, one new common share for each ten old common shares with a par value of $ 0.0001 per share.

On December 17, 2002, the Company acquired all of the issued and outstanding shares of SeaLife Nevada in exchange for a substantial majority of the common stock of the Company.

Basis of Consolidation:
The accompanying consolidated financial statements include the accounts of the Company, SeaLife Nevada, a wholly-owned subsidiary of the Company, and SeaLife Marine Products, Inc., Proterra Technologies, Inc. and Division G, Inc., SeaLife Nevada's three wholly-owned subsidiaries. All significant inter-company accounts and transactions, if any, have been eliminated in consolidation.

Cash and Cash Equivalents:
For the purposes of the Statement of Cash Flows, the Company considers all short-term debt securities to be cash equivalents.

Income Taxes:
The Company accounts for income taxes under a method which requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements carrying amounts and tax basis of assets and liabilities using enacted tax rates. The Company presently prepares its tax return on the cash basis and its financial statements on the accrual basis. No deferred tax assets or liabilities have been recognized at this time, since the Company has shown losses

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)


for both tax and financial reporting. The Company's net operating loss carryforward at September 30, 2004 is approximately $2,675,000.

Amortization:
The Company provides for amortization of the technologies purchased, utilizing the straight-line method to apportion costs over a 15 year estimated life.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Development Stage:
Until June 1, 2004, Sealife Corporation and Subsidiaries were development stage companies as defined under Statements of Financial Accounting Standards No. 7


NOTE 2 - TECHNOLOGIES


SeaLife Marine entered into an asset purchase agreement to acquire certain technologies from a third party developer on June 30, 2002. The purchase price was $1,335,309. Under this purchase agreement the Company acquired the following:

Patent application rights for EPA registration number 70214-1 and all modifications, enhancements and improvements thereon. All rights in perpetuity in and to SeaLife 1000, SeaLife 2000 (now known as SeaLife 1000 OutDrive(TM)), and SeaLife 3000 (now known as SeaLife 1000 XP(TM)), present and future marine coating and all modifications, variations, enhancements and improvements thereon. Full power to enforce its ownership interests.

SeaLife 1000 is a solvent based, anti-fouling coating for underwater use. It provides a unique anti-shell, anti-algae, anti-fungus and anti-rust coating, with competitive results.

SeaLife 1000 OutDrive(TM) is a solvent-based, anti-fouling coating for submerged marine use. This product is in the early stages of development.

SeaLife 1000 XP(TM) is a water based coating with an advanced anti-rust additives for the above water application. This product is in the early stages of development.

The purchased technologies are being amortized on the straight-line basis over a 15-year life. It is management's opinion that 15 years represents a reasonable estimate of product life at this time.

On September 17, 2003 the Company entered into an agreement with Gael Himmah to purchase all proprietary rights and interests in four products and processes developed by him. Two of the products are for the agriculture market and the other two appeal to a broader market and are for soil recovery. The purchase price was $400,000 and was paid with 400,000 shares of the Company's common stock. These proprietary rights and interests are being amortized on a straight-line basis over a 15-year life. It is management's opinion that 15 years represents a reasonable estimate of the product life at this time.

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)


Amortization expense for the periods is as follows:

                           Period Ended:
                           September 30, 2004         September 30, 2000
Amortization......              $ 38,564                   $    -0-


Future amortization expense for the next five years is as follows:

$115,688
$115,688
$115,688
$115,688
$115,688

All of the technologies acquired by the Company are referred to herein as the "Technologies."


NOTE 3 - NOTES PAYABLE


Current Notes Payable:
On January 9, 2004, the Company, in connection with a consulting contract, entered into a $30,000 note with an individual. The note is due January 8, 2005, is unsecured, and does not call for any payments until maturity. The interest rate is 7% per annum. The balance of the note at May 31, 2004 and 2003 was $30,000 and $0 respectively.

On January 9, 2004, the Company, in connection with a consulting contract, entered into a $100,000 note with an individual. The note is due January 8, 2005, is unsecured, and does not call for any payments until maturity. The interest rate is 7% per annum. The balance of the note at May 31, 2004 and 2003 was $100,000 and $0 respectively.

Long-Term Debt - Notes Payable:

In connection with the purchase of the Technologies on June 30, 2003 the Company entered into a ten-year note for $1,220,309. The note is to be repaid based on the Company's sales, i.e. at 5% of the first $3,000,000 of sales, and at 2.5% on the sales in excess of that amount, until paid in full. The note payment is to be paid monthly and the note bears interest at the rate of 7% per annum. The note may be converted at the option of the holder to the common stock of the company at a conversion price, which is equivalent to 80% of the market price, based on the average bid price for the last 30 days. On January 2, 2003 the holder converted $1,000,000 of the note for 1,000,000 shares of SeaLife Corporation stock. The balance of the note at September 30, 2004 and May 31, 2004 was $309,683.

At September 30, 2004 there remained $8,633 past due on the note. The note has certain default provisions and stated period of times to correct the default. The note holder has not formally notified the Company of default.

On June 14, 2003 the Company borrowed $14,500 from an individual. The note is due June 14, 2008, unsecured, and does not call for any payments until maturity. The interest rate is 7.5% per annum. The balance of the note at September 30, 2004 and May 31, 2004 was $14,500.

Because of the repayment schedule of the June 30, 2003 note and an inability to accurately forecast future sales, maturities on long-term debt annually cannot be computed.

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)


NOTE 4 - COMMON STOCK


The Company has 100,000,000 shares of $.0001 par value common stock authorized. At September 30, 2004 and May 31, 2004 the Company had 14,948,646 and 14,536,155
shares outstanding respectively.

During the four-month period ended September 30, 2004 the Company issued 397,914 shares of common stock for services. The shares issued and value assigned for these shares are as follows:

                     Service                        Shares           Value
     --------------------------------------         -------        --------

     Legal Services .......................         149,404        $109,065
     Officer Salaries .....................         107,688          78,652
     Product Consulting ...................         140,822         102,800

     Total Stock for Services .............         397,914        $290,517


NOTE 5- PREFERRED STOCK


The public shell had 2,000,000 shares of convertible preferred stock outstanding at the date of merger. These had conversion rights of 10 shares of common for each share of preferred stock. In an agreement signed June 24, 2003 the owners of these shares agreed to cancel 1,840,000 shares of preferred stock. The remaining 160,000 shares were converted to 1,600,000 shares of common stock of which 300,000 shares were conveyed to the original shareholders of the Company on the date prior to the merger.


NOTE 6 - CONSULTING AGREEMENTS


On June 30, 2002 SeaLife Marine Products, Inc. entered into a consulting agreement with the developer of the Technologies for his advice in the use and improvement of the acquired Technologies. This agreement was assigned to the Company and revised on January 1, 2003. The consultant is to provide all necessary support in complying with government regulations, in solving specific marketing and environmental problems, in product improvement, in developing operational protocols, in advising and support on the operation of the Company's business and to assist in the purchase or manufacture of the Company's products.

The agreement calls for the consultant to receive $10,000 per month from September 1, 2002 to April 15, 2004, and $12,000 per month thereafter until September 1, 2007. During the year the consultant agreed to convert $100,000 of this payable into 100,000 shares of the Company's common stock. These amounts were settled for stock under an agreement dated September 17, 2003 (see Note 8). In addition, during the quarter ended November 30, 2003 the Company entered into an additional agreement with this consultant to provide services through December 31, 2003 for an additional 300,000 shares of the Company's common stock. At September 30, 2004, the Company owed the consultant $103,750 under this agreement.

The Company entered into four separate business-consulting agreements in March of 2004. These agreements are for one year, ending in March 2005. The compensation to be paid pursuant to the agreements is 800,000 shares of the Company's common stock valued at $440,000. $359,332 was recorded as Prepaid expense in connection with these agreements at May 31, 2004.

                               SEALIFE CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2004
                                   (unaudited)


NOTE 7 - GOING CONCERN


The Company has not generated significant revenues or profits to date. This factor among others may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 8 - RELATED PARTIES


At September 30, 2004 and 2003 the Company owed two major shareholders $81,130 and $61,130 respectively for monies advanced the Company. The amounts due are non-interest bearing and have no priority in liquidation.

The Company owed two of its officers $164,560 and $64,560 for wages at September 30, 2004 and May 31, 2004, respectively.

On January 1, 2004 the Company entered into a 5-year employment contract with the President of the Company. The agreement defines the duties and responsibilities of the position, provides an annual compensation of $300,000 a year, with certain vacation and sick days. The Company is required to maintain an office and certain death benefits during the term of the contract. On October 29, 2004 the contract was amended to provide for annual compensation of $200,000 per year.

On January 1, 2004 the Company entered into a 4-year employment contract with the Vice-President of the Company. The agreement defines the duties and responsibilities of the position, provides an annual compensation of $300,000, with annual reviews and the participation in an incentive program when adopted. On October 29, 2004 the contract was amended to provide for annual compensation of $100,000 per year.

The Company also owes the consultant and the developer of the Technologies $103,750 on the consulting agreements, $8,633 past due on the loan agreement and $309,683, the balance of the loan at September 30, 2004. During the four-month period ended September 30, 2004 the Company issued 140,822 shares to the consultant for product consulting.

During the period ended September 30, 2004 the Company issued 107,688 shares to an officer for compensation.


NOTE 9 - SECURITIES AND EXCHANGE COMMISSION INVESTIGATION


On August 4, 2003 the Company was advised that it is the subject of a Securities and Exchange Commission investigation. The Company is uncertain of the nature of the investigation, and no charges have been levied by the Commission against the Company to date. The Company was advised on January 23, 2004 that the SEC Staff intends to recommend that the SEC file enforcement proceedings against the Company and its Chief Executive Officer for alleged violations of sections 5 and 17(a) of the Securities Act of 1933 and Sections 10(b), 13(d)1 and 16(a) of the Securities Exchange Act of 1934, and Rules 10b-5, 13d-1 and 16a-3 thereunder. The Company has received no additional communication regarding this matter since that time. The ultimate disposition of this matter is unknown at this date.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our bylaws authorize us to indemnify, and our Certificate of Incorporation includes an indemnification provision under which we have agreed to indemnify, to the fullest extent not prohibited by the Delaware General Corporation Law, our directors and officers from and against certain claims arising from or related to future acts or omissions as one of our directors or officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                                          AMOUNT
                                                                         -------

Registration fee - Securities and Exchange Commission ............       $   241
Legal fees and expenses ..........................................       $15,000
Accounting fees and expenses .....................................       $ 2,000
Miscellaneous expenses ...........................................       $ 1,000
                                                                         -------
     Total .......................................................       $18,241


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In November, 2004, we issued to Brokers Unlimited, Inc., and four of its principals, 786,500 shares of our common stock pursuant to the terms of a consulting agreement, and as payment for services previously rendered. In addition, pursuant to the terms of the consulting agreement, we agreed to issue to Brokers Unlimited, Inc., shares having an aggregate value of $115,000 on a monthly basis for the seven-month term of the agreement. The issuance and sales of these securities is exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also in November 2004, we issued to two unrelated individuals, an aggregate of 138,000 shares of our common stock at $0.36 per share, for a total investment of $49,680. The investors in these transactions represented to us that each was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that each was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sales of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also in November 2004, we issued 200,000 shares of our common stock to Michael Sahl as compensation for services to be provided to us from November 30, 2004 through October 31, 2005. The issuance and sales of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In October 2004, we issued 120,000 shares of our common stock to Robert Lee as compensation for consulting services. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In July 2004, we issued 150,000 shares of our common stock to Lionel Gosselin as compensation for business consulting services pursuant to the terms of a consulting agreement dated May 1, 2004. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         From January through June 2004 we issued 95,006 shares of our common stock and warrants to purchase 95,006 shares of our common stock for an aggregate purchase price of $74,464 to eight individual investors. The warrants are exercisable for common stock at prices between $1.00 per share and $1.75 per share. The investors in these transactions represented to us that each was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that each was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also in June 2004, we issued an aggregate of 140,000 shares of our common stock to two consultants. These shares were issued as compensation to the consultants for services rendered. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         On March 26, 2004, each of our Chief Executive Officer and Chief Financial Officer, and our Vice President and Secretary, was issued 206,044 shares of Company common stock in payment of the Company's debt to them for accrued salaries under their Employment Agreements, which were valued at approximately $93,750. The issuance and sales of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also in March 2004, we issued 200,000 shares of our common stock to Lionel Gosselin as compensation for business consulting services provided from May 2003 through April 2004 pursuant to the terms of a consulting agreement dated May 1, 2003. The issuance and sales of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         From January through March 2004, we issued an aggregate of 574,000 shares of our common stock to three of our consultants. These shares were issued as compensation to the consultants for services rendered. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In January 2004 we issued 17,857 shares of our common stock and warrants to purchase 35,714 shares of our common stock for an aggregate purchase price of $9,484 to a single investor. The warrants are exercisable for common stock at a price of $0.75 per share and 17,857 of such warrants are exercisable for common stock at a price of $1.25 per share. The investor in this transaction represented to us that he was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In November 2003, each of our Chief Executive Officer and Chief Financial Officer, and our Vice President and Secretary, was issued 300,000 shares of our common stock in payment of our debt to them for accrued salaries for October 1, 2003 through December 31, 2003, which were each valued at $60,000. The shares were issued to the executive officers at $0.20 per share, a 33% discount on the $0.56 closing price of the shares on the Over-the-Counter Bulletin Board on November 19, 2003, the date the officers agreed to accept Company common shares in lieu of cash compensation. The issuance and sales of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also in November 2003, we issued 200,000 shares of our common stock and warrants to purchase 400,000 shares of our common stock for an aggregate purchase price of $50,000 to a single investor. Warrants to purchase

200,000 shares of our common stock were exercisable at $0.75 per share and warrants to purchase an additional 200,000 shares of our common stock were excercisable at $1.25 per share. The investor in this transaction represented to us that he was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In August 2003 we entered into a purchase agreement with Gael Himmah pursuant to which Mr. Himmah assigned all of his rights in the technology used by us in our business in exchange for 400,000 shares of our common stock. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also in August 2003, we issued 200,000 shares of our common stock to Lionel Gosselin as compensation for business consulting services through August 2003 pursuant to the terms of a consulting agreement dated May 31, 2003. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also August 2003 we issued 60,000 shares of our common stock and warrants to purchase 60,000 shares of our common stock for an aggregate purchase price of $15,000 to a single investor. The warrants are exercisable at $2.00 per share. The investor in this transaction represented to us that he was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In August and September 2003 we issued 152,097 shares of our common stock and warrants to purchase 152,097 shares of our common stock for an aggregate purchase price of $29,274. Each warrant is exercisable at $1.00 per share. The investor in this transaction represented to us that he was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         On July 17, 2003, we issued 300,000 shares of our common stock upon conversion of 160,000 shares of Preferred Stock originally issued prior to the execution of the Exchange Agreement to Andrew Yurcho and Harrison Beal, and entities controlled by them (the "Former Shareholders"). The conversion of the shares was accomplished pursuant to the terms of a Settlement Agreement between us and the former shareholders dated July 17, 2003. The issuance and sales of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also in July 2003, we issued 100,000 shares of our common stock to Lionel Gosselin as compensation for business consulting services to be rendered pursuant to his consulting agreement with us dated May 1, 2003. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also in May 2003 we issued 15,500 shares of our common stock to Dane Larsen as compensation for services provided to us. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         Also in May 2003 we issued 3,000 shares of our common stock and warrants to purchase 3,000 shares of our common stock to an individual for an aggregate purchase price of $3,000. The warrants are exercisable at $4.00 per share. The investor in this transaction represented to us that he was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In February 2003 we issued 25,000 shares of our common stock and warrants to purchase 25,000 shares of our common stock to an individual investor for an aggregate purchase price of $25,000. The warrants are exercisable at $4.00 per share. The investor in this transaction represented to us that he was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In December 2002, we issued 2,524,200 post reverse-split shares of common stock to the shareholders of Sealife Corp., pursuant to that certain Exchange Agreement, dated December 20, 2002. These shares were issued in exchange for all of the issued and outstanding shares of common stock of Sealife Corp. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      The following exhibits are filed herewith:

EXHIBIT
NUMBER                                   DESCRIPTION
-------        ----------------------------------------------------------------
3.1            Restated Certificate of Incorporation of SeaLife Corporation (1)

3.2            Bylaws of SeaLife Corporation (1)

5.1            Opinion of Stubbs, Alderton & Markiles, LLP

10.1           Consulting Agreement with Gael Himmah (1)

10.2 Employment Agreement between Sealife Corporation and Robert McCaslin, dated January 1, 2004.

10.3 Amendment to Employment Agreement with Robert McCaslin, dated October 29, 2004.

10.4 Employment Agreement between Sealife Corporation and J.P. Heyes, dated January 1, 2004.

10.5           Amendment to Employment  Agreement with J.P. Heyes, dated October
               29, 2004.

10.6 Employment Agreement between Sealife Marine and Barre Rorabaugh, dated June 15, 2004. (2)

10.7 Sales Force Agreement, by and between Sealife Marine Products, Inc. and Brokers Unlimited Inc., dated January 21, 2004 (3)

10.8 Consulting Agreement between Brokers Unlimited, Inc. and Sealife Corporation, effective as of November 22, 2004.

10.9           Consulting   Agreement   between   Michael   Sahl   and   Sealife
               Corporation, effective as of November 30, 2004.

10.10 Amendment No. 1 to Consulting Agreement with Michael Sahl, effective as of January 20, 2005.

10.11          2004 Stock Award Plan (2)

21.1           Subsidiaries of the Company (4)

23.1           Consent of Stubbs, Alderton & Markiles, LLP  (included in Exhibit
               5.1)

23.2           Consent of Pollard-Kelley Auditing Services, Inc.

24.1           Power of Attorney (see Signature Page)

(1) Filed as an Exhibit to our Annual Report on Form 10-KSB for the period ended May 31, 2003, dated September 19, 2004.
(2) Filed as an Exhibit to our Registration Statement on Form S-8 filed August 6, 2004, as amended on November 16, 2004.
(3)   Filed as an Exhibit to our  Current  Report on Form 8-K,  filed  March 15,
      2004.
(4) Filed as an Exhibit to our Annual Report on Form 10-KSB for the period ended May 31, 2004, dated September 14, 2004.

         (b)      Financial Statement Schedules

         Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on January 24, 2005.

                               SEALIFE CORPORATION

                               By:  /S/ ROBERT MCCASLIN
                                    --------------------------------------------
                                    ROBERT MCCASLIN
                                    PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF
                                    FINANCIAL OFFICER, AND PRINCIPAL ACCOUNTING
                                    OFFICER

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert McCaslin his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

         NAME                          TITLE                          DATE
         ----                          -----                          ----

/s/ Robert McCaslin        President, Chief Executive           January 24, 2005
----------------------        Officer, Chief Financial
    Robert McCaslin           Officer and Director
                              (Principal Executive Officer
                              and Principal Financial
                              Officer)

/s/ J.P. Heyes             Vice President, Director             January 24, 2005
----------------------
    J.P. Heyes

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                   DESCRIPTION
-------        ----------------------------------------------------------------
3.1            Restated Certificate of Incorporation of SeaLife Corporation (1)

3.2            Bylaws of SeaLife Corporation (1)

5.1            Opinion of Stubbs, Alderton & Markiles, LLP

10.1           Consulting Agreement with Gael Himmah (1)

10.2 Employment Agreement between Sealife Corporation and Robert McCaslin, dated January 1, 2004.

10.3 Amendment to Employment Agreement with Robert McCaslin, dated October 29, 2004.

10.4 Employment Agreement between Sealife Corporation and J.P. Heyes, dated January 1, 2004.

10.5           Amendment to Employment  Agreement with J.P. Heyes, dated October
               29, 2004.

10.6 Employment Agreement between Sealife Marine and Barre Rorabaugh, dated June 15, 2004. (2)

10.7 Sales Force Agreement, by and between Sealife Marine Products, Inc. and Brokers Unlimited Inc., dated January 21, 2004 (3)

10.8 Consulting Agreement between Brokers Unlimited, Inc. and Sealife Corporation, effective as of November 22, 2004.

10.9           Consulting   Agreement   between   Michael   Sahl   and   Sealife
               Corporation, effective as of November 30, 2004.

10.10 Amendment No. 1 to Consulting Agreement with Michael Sahl, effective as of January 20, 2005.

10.11          2004 Stock Award Plan (2)

21.1           Subsidiaries of the Company (4)

23.1           Consent of Stubbs, Alderton & Markiles, LLP  (included in Exhibit
               5.1)

23.2           Consent of Pollard-Kelley Auditing Services, Inc.

24.1           Power of Attorney (see Signature Page)

(1) Filed as an Exhibit to our Annual Report on Form 10-KSB for the period ended May 31, 2003, dated September 19, 2004.
(2) Filed as an Exhibit to our Registration Statement on Form S-8 filed August 6, 2004, as amended on November 16, 2004.
(3)   Filed as an Exhibit to our  Current  Report on Form 8-K,  filed  March 15,
      2004.
(4) Filed as an Exhibit to our Annual Report on Form 10-KSB for the period ended May 31, 2004, dated September 14, 2004.


                                      EX-1